                            SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         AMERICAN PREMIER GROUP INC.

                (Name of Registrant as Specified in Its Charter)


               (Name of Person(s) Filing Proxy Statement if other
                              than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.


[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:


[X] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

AMERICAN PREMIER                                      One East Fourth Street
GROUP, INC.                                           Cincinnati, Ohio 45202
                                                      Telephone (513) 579-6600
- ------------------------------------------------------------------------------
Dear Shareholder:

        You are cordially invited to attend the 1995 Annual Meeting of Shareholders of American Premier Group, Inc. (as successor issuer to American Premier Underwriters, Inc.) to be held on Tuesday, June 6, 1995, at 10:30 A.M., local time, at The Cincinnatian Hotel, 601 Vine Street, Cincinnati, Ohio.

        Notice of our Annual Meeting and Proxy Statement are attached. Please read them carefully.

        At the meeting there will be a report to the shareholders as to the affairs of our Company and a discussion period during which shareholders will have an opportunity to bring up matters of interest concerning our Company.

        One of the Proposals for consideration at the Annual Meeting is a change of the Company's name to "American Financial Group, Inc.", which we believe is more representative of the Company's principal businesses, which are financial in nature.

        Even if you plan to attend the meeting in person, we would be grateful if you would sign and return your proxy to ensure that your shares will be represented at the meeting if you are unable to attend. If you do find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

        As you will note from the enclosed proxy material, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

                                                Sincerely,

                                                CARL H. LINDNER

                                                CARL H. LINDNER
                                                Chairman of the Board and
                                                   Chief Executive Officer


April 28, 1995


YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY FORM WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

AMERICAN PREMIER                                     One East Fourth Street
GROUP, INC.                                          Cincinnati, Ohio 45202
                                                     Telephone (513) 579-6600
- ------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 6, 1995

        The 1995 Annual Meeting of Shareholders of American Premier Group, Inc. (the "Company") will be held at The Cincinnatian Hotel, 601 Vine Street, Cincinnati, Ohio on Tuesday, June 6, 1995, at 10:30 A.M., local time, to consider and act upon the following proposals:

1. Election of nine directors;

2. Amendment of the Articles of Incorporation to change the Company's name to "American Financial Group, Inc." ;

3. Approval of the Company's Stock Option Plan and certain amendments thereto;

4. Approval of the Company's Employee Stock Purchase Plan; and

5. Such other business as may properly come before the meeting.

        Only shareholders of record at the close of business on April 21, 1995 are entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,

                                        Robert W. Olson
                                        Secretary


April 28, 1995

                         AMERICAN PREMIER GROUP, INC.

                               PROXY STATEMENT


        This Proxy Statement is being furnished at the direction of the Board of Directors of American Premier Group, Inc. (the "Company") in connection with the solicitation of proxies in the accompanying form from the holders of the outstanding Common Stock of the Company for use at the Annual Meeting of Shareholders to be held on June 6, 1995, and at any adjournments thereof. The principal executive offices of the Company are located at One East Fourth Street, Cincinnati, Ohio 45202. It is expected that the mailing of this Proxy Statement and the accompanying form of proxy to shareholders will commence on or about April 28, 1995. A copy of the Company's Annual Report to Shareholders for 1994 is enclosed with this mailing to all shareholders entitled to notice of and to vote at the Annual Meeting.


        On April 3, 1995, American Premier Underwriters, Inc. ("APU") completed the acquisition (the "Acquisition") of all of the common stock of American Financial Corporation ("AFC"). In connection with the Acquisition, each then outstanding share of APU Common Stock was converted into a share of Common Stock of American Premier Group, Inc. ("American Premier Group"), a new company formed to hold both APU and AFC. For further information regarding the Acquisition, see "Certain Transactions." As used herein, unless the context otherwise indicates, the terms "Company" and "American Premier" refer to APU, as the predecessor issuer, for the period prior to April 3, 1995, and refer to American Premier Group, as the successor issuer, for the period after April 3, 1995.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

        Holders of record of the Common Stock of the Company at the close of business on April 21, 1995 (the "Record Date") will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments thereof. At the Record Date, 51,328,089 shares of Common Stock were issued and outstanding. Such shares do not include 9,953,392 shares of Common Stock owned by the Company's 83%-owned subsidiary, American Financial Enterprises, Inc. ("AFEI"), which AFEI is not entitled to vote and which are therefore not considered to be outstanding.



        On all matters, holders of Common Stock are entitled to one vote per share, except that such holders will be entitled to vote cumulatively for the election of directors if a shareholder gives written notice to the President, a Vice President or the Secretary of the Company not less than 48 hours prior to the Annual Meeting that such shareholder desires cumulative voting for directors. If cumulative voting is applicable, each holder of Common Stock will be entitled to as many votes as equals the number of shares held by such holder on the Record Date multiplied by the total number of directors to be elected at the Annual Meeting, and may cast the whole number of such votes for any one candidate or may distribute them among any two or more candidates.


ACTION TO BE TAKEN UNDER THE PROXIES
        All shares represented by a properly executed proxy will, unless previously revoked, be voted at the Annual Meeting or any adjournments thereof in accordance with the directions on the proxy. Unless a contrary direction is indicated, such shares will be voted in favor of Proposals 2, 3 and 4. Unless a contrary direction is indicated, such shares will, except to the extent the proxy holders exercise their discretion to cumulate votes, be voted in favor of the nine persons nominated for director by the Board of Directors. If cumulative voting is properly invoked, unless a contrary direction is indicated, a properly executed proxy will give the proxy holders authority, in their discretion, to cumulate all the votes represented by the proxy and allocate them in favor of any one or more (which may be less than the entire number) of the nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

        The management of the Company knows of no other matter to be presented at the meeting upon which a vote properly may be taken, but it is intended that as to any such other matter the proxy holders will vote in accordance with their judgment as to the best interests of the Company. Should any nominee for election as a director become unable to accept nomination or election, which is not anticipated, it is intended that the proxy holders will vote for the election in his stead of such other person as the Board of Directors may recommend.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS


NOMINEES FOR DIRECTOR
        The number of directors to be elected at the 1995 Annual Meeting is nine. The nine directors so elected will, upon such election, constitute the entire Board of Directors.

        In accordance with the Company's Code of Regulations (the "Regulations"), the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations. Shareholders will be afforded a reasonable opportunity at the 1995 Annual Meeting to nominate candidates for the office of director. However, the Regulations require that a shareholder wishing to nominate a director candidate must have first given the Secretary of the Company at least five and not more than thirty days prior written notice setting forth or accompanied by (a) the name and residence of the shareholder and of each nominee specified in the notice, (b) a representation that the shareholder was a holder of record of the Company's voting stock and intended to appear, in person or by proxy, at the meeting to nominate the persons specified in the notice and (c) the consent of each such nominee to serve as director if so elected.

        Set forth below is certain information relating to the persons who were nominated by the Board of Directors in April 1995 for election as directors at the 1995 Annual Meeting. The information is based on data furnished to the Company by the respective persons named. The new term of office for which each nominee is a candidate runs from the 1995 Annual Meeting of Shareholders until the Annual Meeting of Shareholders to be held in 1996 and until his successor shall have been elected and qualified.

- -----------------------------------------------------------------------------------------------------------------------------------
                                        NOMINEES FOR ELECTION AT THE ANNUAL MEETING
                                        --------------------------------------------
                                         (LISTED IN ALPHABETICAL ORDER)
NAME AND AGE                            POSITIONS WITH THE COMPANY AND PRINCIPAL BUSINESS AFFILIATIONS DURING PAST FIVE YEARS
- ------------                            -------------------------------------------------------------------------------------


                                        Chairman of the Audit Committee; Member of the Compensation Committee. Until his
                                        retirement in 1986, Mr. Emmerich was managing partner of the Cincinnati office of the independent accounting firm of Ernst & Whinney. He is also a director of Citicasters Inc.,
                                        Carillon Fund, Inc., Carillon Investment Trust, Gradison Custodial Trust, Gradison-McDonald
                                        Municipal Custodial Trust, Gradison-McDonald Cash Reserve Trust and Summit Investment
THEODORE H. EMMERICH 68                 Trust.
Director since 1988


                                        Senior Vice President and General Counsel. During the past five years, Mr. Evans has been Vice President and General Counsel of AFC, a diversified financial services company that became a subsidiary of the Company as a result of the Acquisition. Mr. Evans is also a
JAMES E. EVANS                          director of American Financial Enterprises, Inc. and Citicasters Inc.
49
Director since 1985


                                        Member of the Compensation Committee. During the past five years, Mr. Hunt has been
THOMAS M. HUNT                          Chairman of the Board of Hunt Petroleum Corporation, an oil and gas production company.
71
Director since 1982

                                        Chairman of the Board and Chief Executive Officer; Chairman of the Executive Committee. Mr.
                                        Lindner has been Chairman of the Board and Chief Executive Officer of the Company for more than five years.  During the past five years, Mr. Lindner has been Chairman of the Board and Chief Executive Officer of AFC.  He is also a director of American Annuity Group, Inc.,
                                        American Financial Enterprises, Inc., Chiquita Brands International, Inc. and Citicasters
                                        Inc. Mr. Lindner is the father of Carl H. Lindner III, S. Craig Lindner and Keith E.
CARL H. LINDNER                         Lindner.

76

Director since 1982


                                        President; Member of the Executive Committee. Mr. Lindner has been President of the
                                        Company since February 1992. Prior thereto, he had served as Vice Chairman of the Board of the Company since October 1991. During the last five years, Mr. Lindner has been President
CARL H. LINDNER III                     of Great American Insurance Company, a property and casualty insurance company owned by AFC.
41
Director since 1991
- -----------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------
                                        NOMINEES FOR ELECTION AT THE ANNUAL MEETING
                                        -------------------------------------------
                                         (LISTED IN ALPHABETICAL ORDER)
NAME AND AGE                            POSITIONS WITH THE COMPANY AND PRINCIPAL BUSINESS AFFILIATIONS DURING PAST FIVE YEARS
- ------------                            -------------------------------------------------------------------------------------


                                        Vice Chairman of the Board; Member of the Executive Committee. During the last five years
                                        Mr. Lindner has been President and Chief Operating Officer and a director of Chiquita
KEITH E. LINDNER                        Brands International, Inc., a worldwide marketer and producer of bananas and other food
35                                      products in which AFC has a 46% ownership interest.
Director since 1995



                                        Vice Chairman of the Board; Member of the Executive Committee. Since March 1993, Mr. Lindner
                                        has been President of American Annuity Group, Inc., a subsidiary of AFC that markets tax-deferred annuities principally to employees of educational institutions.  During the past five years, Mr. Lindner has also been Senior Executive Vice President of American
                                        Money Management Corporation, a subsidiary of AFC which provides investment services for the Company and its affiliated companies. Mr. Lindner is a director of American Annuity
S. CRAIG LINDNER                        Group, Inc., Chiquita Brands International, Inc. and Citicasters Inc.
40
Director since 1985



                                        Chairman of the Compensation Committee; Member of the Audit Committee. During the past five years, Mr. Martin has been Chairman of the Board (since 1993) and President and Chief
                                        Executive Officer (until 1993) of MB Computing, Inc., a computer software
WILLIAM R. MARTIN                       and services company. Mr. Martin is also a director of American Annuity Group, Inc.
66
Director since 1994


                                        Mr. Martinelli was President and Chief Executive Officer of the Company from 1982 until
                                        1987. He is Chairman of the Board and Chief Executive Officer of Buckeye Management Company,
                                        a Company subsidiary which is the sole general partner of Buckeye Partners, L.P., a limited partnership principally engaged in pipeline transportation of refined petroleum products,
ALFRED W. MARTINELLI                    and is a consultant to the Company. He is also a director of American Annuity Group, Inc.
67
Director since 1982
- ------------------------------------------------------------------------------------------------------------------------------------

     Each of the foregoing nominees for director is also a director or nominee for director of APU and AFC, which became subsidiaries of the Company as a result of the Acquisition.


     In December 1993, Great American Communications Company ("GACC"), which subsequently changed its name to Citicasters Inc., completed a comprehensive financial restructuring that  included a prepackaged plan of reorganization filed in November of that year under Chapter 11 of the Bankruptcy Code.  Carl H.  Lindner had been Chairman of the Board and Chief Executive Officer of that company within two years before its bankruptcy reorganization.

                                       3

        The following table sets forth information, as of the Record Date, concerning the beneficial ownership of equity securities of the Company and its subsidiaries by each director and by all directors and executive officers as a group. Such information is based on data furnished by the persons named. Except as set forth in the following table, no director or executive officer owned beneficially, as of the Record Date, more than 1% of any class of any equity security of the Company or any of its subsidiaries outstanding at that date.



- -------------------------------------------------------------------------------
                                               AMOUNT AND NATURE OF
                                                 OWNERSHIP (a)(b)
                                     ------------------------------------------
                                                           COMMON STOCK
                                                   ----------------------------
                                                                 OBTAINABLE ON
                                      PREFERRED                   EXERCISE OF
                                      STOCK (c)       HELD         OPTIONS (d)
                                     ----------    ----------    --------------

Theodore H. Emmerich..............           --           400            11,819
James E. Evans....................           --        25,000            11,819
Thomas M. Hunt....................           --         3,000            11,819
Carl H. Lindner(e)................           --    11,122,627(f)        652,722
Carl H. Lindner III(e)............           --     4,654,013(g)        327,270
Keith E. Lindner(e)...............           --     4,653,131(h)             --
S. Craig Lindner(e)...............           --     4,653,130(i)         11,819
William R. Martin.................           --            --             5,000
Alfred W. Martinelli..............      212,698            --           458,618
All directors and executive
  officers as a group(e)..........      212,698    25,198,005         2,069,643
- -------------------------------------------------------------------------------

(a) Unless otherwise indicated, the persons named have sole voting and investment power over the shares reported.


(b)   Does not include the following ownership interests in subsidiaries of the
      Company: Messrs. Emmerich, Evans, Hunt and S.C. Lindner and all directors and executive officers as a group beneficially own 500, 17,500, 347, 5,334 and 34,074 shares, respectively, of the common stock of American Annuity Group, Inc.; Mr. Evans and all directors and executive officers as a group beneficially own 116,000 and 279,360 shares, respectively, of the common stock of American Financial Enterprises, Inc.; and Mr. Martin and all directors and executive officers as a group beneficially own 37,033 and 53,599 shares, respectively, of the preferred stock of AFC. Also excludes the following interests in Chiquita Brands International, Inc. ("Chiquita") and Citicasters Inc. ("Citicasters"), in which the Company has ownership interests of 46% and 37.5%, respectively; Messrs. Emmerich, C.H. Lindner, K.E. Lindner, S.C. Lindner and all directors and executive officers as a group beneficially own 200, 39,368, 37,216, 38,730 and 315,957 shares, respectively, of the common stock of Chiquita; and Messrs. Emmerich, Evans, C.H. Lindner, K.E. Lindner, S.C. Lindner and all directors and executive officers as a group beneficially own 1,300, 40,000, 1,557,468, 8,000, 30,000 and 1,668,359 shares, respectively, of the common stock of Citicasters.



(c) The shares listed for Mr. Martinelli, and for all directors and officers as a group, constituted all of the shares of Preferred Stock outstanding at the Record Date.



(d) Consists of (i) shares of Common Stock purchasable through exercise of the vested portion of stock options granted under the Company's Stock Option Plan and (ii) 446,799 shares of Common Stock obtainable by
      Mr. Martinelli, and by all directors and executive officers as a group, through conversion of Preferred Stock held by him.



(e)   The shares set forth for Messrs. C.H. Lindner, C.H. Lindner III,
      K.E. Lindner and S.C. Lindner and all directors and officers as a group constituted 22.7%, 9.6%, 9.1%, 9.1% and 51.1%, respectively, of the Common Stock outstanding at the Record Date. For information as to the percentages of outstanding shares beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by such Lindner family members, see "Principal Shareholders."



(f) Includes 974,385 shares held by his spouse and 153 shares held in his account under the Company's Savings Plan, over which shares he has investment power but not the power to vote.



(g) Includes 17,941 shares held by a trust over which his spouse has voting and investment power and 581,710 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and investment power. Also includes 884 shares held in his account under the Company's Savings Plan, over which account shares he has investment power but not the power to vote.



(h) This number excludes 1,357,424 shares (described in footnotes (f) and (h)), which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and investment power but no pecuniary interest.



(i) Includes 60,539 shares held by his spouse as custodian for their minor children or in a trust over which his spouse has voting and investment power and 775,714 shares which are held in various trusts for the benefit of their minor children for which Keith E. Lindner acts as trustee with voting and investment power.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Company's Board of Directors held nine meetings in 1994. The Company's Board of Directors has three committees: Executive Committee, Audit Committee and Compensation Committee.

        Executive Committee: The Executive Committee consists of four directors:
Carl H. Lindner (Chairman), Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner. The Committee's functions include: analyzing the future development of the business affairs and operations of the Company, including further expansion of businesses in which the Company is engaged and acquisitions and dispositions of businesses. With certain exceptions, the Executive Committee is generally authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors. The Executive Committee met once in 1994.

        Audit Committee. The Audit Committee consists of two directors: Theodore
H. Emmerich (Chairman), and William R. Martin. Neither is an officer or employee of the Company or any of its subsidiaries. The Committee's functions include: recommending to the Board of Directors the engagement of independent accounting firms to audit the financial statements of the Company and its subsidiaries and to provide other audit-related services and recommending the terms of such firms' engagements; reviewing the engagement of independent accounting firms to provide non-audit services, including the terms of their engagements; reviewing the adequacy and implementation of the Company's internal audit function; reviewing the policies, procedures and principles of the management of the Company for purposes of conformity to the standards required by the Foreign Corrupt Practices Act; establishing procedures designed to provide and encourage timely access to the Committee by the independent accounting firms engaged by the Company, its internal audit department and its principal financial officers; and conducting such investigations relating to the Company's financial affairs as the Committee or the Board of Directors deems desirable. The Committee's functions also include: supervising, reviewing and reporting to the Board of Directors on the performance of management committees of the Company responsible for the administration, and the management of the investments, of the pension and savings plans of the Company and its subsidiaries. The Audit Committee met five times in 1994.


        Compensation Committee. The Compensation Committee consists of three directors: William R. Martin (Chairman), Theodore H. Emmerich and Thomas M. Hunt. The functions of the Compensation Committee are disclosed under "Compensation - Compensation Committee Report for 1994." The Compensation Committee met five times in 1994.


        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NINE NOMINEES AS DIRECTORS.

EXECUTIVE OFFICERS

        On April 7, 1995, the persons named below were elected as the executive officers of the Company to serve in the capacities indicated at the pleasure of the Company's Board of Directors.

        Carl H. Lindner         Chairman and Chief Executive Officer
        Carl H. Lindner III     President
        S. Craig Lindner        Vice Chairman of the Board
        Keith E. Lindner        Vice Chairman of the Board
        James E. Evans          Senior Vice President and General Counsel
        Neil M. Hahl            Senior Vice President
        Thomas E. Mischell      Senior Vice President--Taxes
        Robert W. Olson         Senior Vice President and Secretary
        Fred J. Runk            Senior Vice President and Treasurer

        Information regarding Messrs. C.H. Lindner, C.H. Lindner III, K.E. Lindner, S.C. Lindner and Evans is set forth above under "Nominees for Director."


        For more than the last five years, Mr. Hahl (age 46) has been Senior Vice President of APU, Mr. Mischell (age 47) has been a Vice President of AFC, Mr. Olson (age 49) has been Senior Vice President, General Counsel and Secretary of APU and Mr. Runk (age 52) has been Vice President and Treasurer of AFC.


        The Board of Directors, on the recommendation of the Compensation Committee, has fixed the following annual salaries for each of the four members of the Lindner family listed above:

                       Carl H. Lindner     $900,000
                       Carl H. Lindner      900,000
                       S. Craig Lindner     900,000
                       Keith E. Lindner     900,000

In each case, payments of the above salaries will be reduced by the amount of any salary or director fee payments received from affiliates of the Company, including American Annuity Group, Inc. and Chiquita Brands International, Inc. Such salaries are, in the aggregate, approximately $3,400,000 less than the salaries such Lindner family members were receiving prior to the Acquisition from AFC and its affiliates (including the Company). The Compensation Committee will in the near future develop an annual bonus system for such Lindner family members that will make a substantial portion of their total compensation dependent on the Company's future performance, including achievement of pre-established earnings per share targets. Such bonuses would likewise be reduced by the amount of any annual bonus payments received from affiliates of the Company. Overall, the annual cash compensation of such Lindner family members from the Company and its affiliates is expected to be substantially less than they received prior to the Acquisition when AFC was privately owned.



COMPENSATION
Summary of Compensation

        The following table summarizes the compensation of the Company's Chief Executive Officer and its four other most highly compensated executive officers for 1994 (such five executive officers being herein called the "Named Executive Officers").

                                                SUMMARY COMPENSATION TABLE
- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                LONG-TERM
                                                      ANNUAL COMPENSATION                      COMPENSATION
                                         -----------------------------------------------------------------------    ALL OTHER
                                                                          OTHER ANNUAL     SECURITIES UNDERLYING    COMPENSA-
NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)      BONUS ($)        COMPENSATION      OPTIONS  GRANTED (2)     TION (3)
                                                                             (1) ($)          (# OF SHARES)            ($)
- ------------------------------------------------------------------------------------------------------------------------------
CARL H. LINDNER                 1994     $  981,250      $  800,000             -                       -            $49,063
  Chairman of the Board and     1993        893,750       1,000,000             -                  50,000             99,712
  Chief Executive Officer       1992        787,568         400,000             -                 150,000             65,837
- ------------------------------------------------------------------------------------------------------------------------------
CARL H. LINDNER III             1994      1,010,897         800,000             -                       -             50,538
  President and                 1993        879,167       1,000,000             -                 105,000             97,201
  Chief Operating Officer       1992        598,361         325,000             -                 561,360             42,662
- ------------------------------------------------------------------------------------------------------------------------------
                                1994        572,897         360,000             -                       -             37,883
NEIL M. HAHL                    1993        542,372         450,000             -                  25,000             62,667
  Senior Vice President         1992        502,077         249,750             -                 103,570             50,952
- ------------------------------------------------------------------------------------------------------------------------------
ROBERT W. OLSON                 1994        482,431         280,000             -                       -             33,368
  Senior Vice President,        1993        456,619         350,000          $10,633               20,000             51,962
  General Counsel and Secretary 1992        422,681         183,750             -                  93,310             43,264
- ------------------------------------------------------------------------------------------------------------------------------
MICHAEL D. KRAUSE (4)           1994        431,250         160,000             -                 131,364             27,050
  President of the Non-Standard
  Automobile Insurance Group
- ------------------------------------------------------------------------------------------------------------------------------
< FN>
(1)  Paid in 1993 pursuant to a 1983 agreement obliging the Company to pay Mr. Olson an amount related to the taxes paid by him as a result of his exercise in 1992 of an employee stock option granted to him in 1982.

(2)  Represents grants of options to purchase Company Common Stock, except that 1992 includes grants of options to Messrs. Lindner,
     Lindner III, Hahl and Olson to purchase 150,000, 125,000, 81,752 and 71,492 shares, respectively, of the common stock of
     General Cable Corporation. All of such General Cable options expired unexercised during 1994.

(3)  Consists of Company or subsidiary contributions under the defined contribution retirement plans (the "Retirement Plans") and
     Company matching contributions under the employee savings plan (the "Savings Plan") in which the Named Executive Officers participate (and related accruals for their benefit under the Company's benefit equalization plan (the "Equalization Plan"), which generally makes up certain reductions caused by Internal Revenue Code limitations in the Company's contributions to the
     Retirement Plans and the Savings Plan), as follows:


Name                    Year    Retirement Plan     Savings Plan
- ----                    ----    ---------------     ------------
Carl H. Lindner         1994        $49,063              -
                        1993         99,712              -
                        1992         65,837              -
Carl H. Lindner III     1994         50,538              -
                        1993         97,201              -
                        1992         42,662              -
Neil M. Hahl            1994         28,643          $ 9,240
                        1993         53,673            8,994
                        1992         42,224            8,728
Robert W. Olson         1994         24,128            9,240
                        1993         42,968            8,994
                        1992         34,536            8,728
Michael D. Krause       1994         27,050              -


(4) Mr. Krause was first deemed an executive officer of the Company during 1994 by reason of the nature of his responsibilities as an officer of subsidiaries of the Company. Accordingly, information for years prior to 1994 is not presented.


    Messrs. Hahl and Olson each have arrangements entered into in 1987 providing that if such person's employment were involuntarily terminated without cause at any time prior to age 65, he would receive from the Company a severance payment equal to his then current annual salary plus his then current target bonus opportunity under the AIC plan (as hereafter defined), and would be entitled to full vesting of all Company stock options held by him (which would be exercisable for up to two years after such termination), full vesting of his accrued benefit under all employer-sponsored savings and retirement plans and continued participation for up to one year in all employer-provided group insurance plans.


Stock Options.

    The tables set forth below disclose stock options granted to, or exercised by, the Named Executive Officers during 1994, as well as the number and value of unexercised options held by them at December 31, 1994.

                                        OPTION GRANTS IN 1994
- ------------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL GRANTS                                              POTENTIAL REALIZABLE
- ---------------------------------------------------------------------------------------    VALUE AT ASSUMED ANNUAL RATES
                            NUMBER OF                                                             OF STOCK PRICE
        NAME               SECURITIES       PERCENT OF                                      APPRECIATION FOR OPTION
                           UNDERLYING     TOTAL OPTIONS                                            TERM (4)
                         OPTIONS GRANTED    GRANTED TO     EXERCISE                     --------------------------------
                               (1)          EMPLOYEES      PRICE (2)       EXPIRATION         5% ($)        10% ($)
                          (# OF SHARES)      IN 1994       ($/SHARE)        DATE (3)
- ------------------------------------------------------------------------------------------------------------------------
CARL H. LINDNER                 -               -               -               -               -               -
- ------------------------------------------------------------------------------------------------------------------------
CARL H. LINDNER III             -               -               -               -               -               -
- ------------------------------------------------------------------------------------------------------------------------
NEIL M. HAHL                    -               -               -               -               -               -
- ------------------------------------------------------------------------------------------------------------------------
ROBERT W. OLSON                 -               -               -               -               -               -
- ------------------------------------------------------------------------------------------------------------------------
MICHAEL D. KRAUSE             31,364          14.0%          $26.00         5/12/2004     $  512,841       $1,299,640
                             100,000          44.6            26.69        10/13/2004      1,678,520        4,253,699
- ------------------------------------------------------------------------------------------------------------------------

[FN]

(1) The options were granted under the Company's Stock Option Plan (the "Stock Option Plan") and cover Company Common Stock. They vest (become exercisable) to the extent of 20% per year, beginning one year from the respective dates of grant, and become fully exercisable in the event of death, disability or retirement or in the event of involuntary termination of employment without cause within one year after a change of control of the Company. Pursuant to the terms of the Acquisition, each option outstanding under the Stock Option Plan was automatically converted from an option to purchase shares of APU Common Stock into an option to purchase an equivalent number of shares of American Premier Group Common Stock on the same terms and conditions, including exercise price per share, that pertained to the APU option.

(2) Represents the fair market value of Company Common Stock on the date of grant.
(3) Subject to earlier termination in case of termination of employment.

(4) Represents the hypothetical future values that would be realizable if all of the options were exercised immediately prior to their expiration in 2004 and the market price of Company Common Stock had appreciated in value through the year 2004 at the annual rate of 5% (to $42.35 per share for the 5/12/94 grant and $43.48 per share for the 10/13/94 grant) or 10% (to $67.44 per share for the 5/12/94 grant and $69.23 per share for the 10/13/94 grant). Such hypothetical future values have not been discounted to their respective present values, which are lower.




                        AGGREGATED OPTION EXERCISES IN 1994 AND 1994 YEAR-END OPTION VALUES
- ---------------------------------------------------------------------------------------------------------------------
                                                         Number of Securities               Value of Unexercised
                                                        Underlying Unexercised            in-the-Money Options at
        Name               Shares                    Options at December 31, 1994          December 31, 1994 (1)
                         Acquired on       Value           (# of Shares)                            ($)
                          Exercise        Realized    ---------------------------------------------------------------
                        (# of Shares)        ($)      Exercisable      Unexercisable    Exercisable     Unexercisable
- ---------------------------------------------------------------------------------------------------------------------
CARL H. LINDNER               _              _          620,904           83,636        $3,143,743        $291,698
- ---------------------------------------------------------------------------------------------------------------------
CARL H. LINDNER III           _              _          260,998          389,452           458,326         569,869
- ---------------------------------------------------------------------------------------------------------------------
NEIL M. HAHL                18,809        $64,729       283,247           57,091         1,229,895         167,284
- ---------------------------------------------------------------------------------------------------------------------
ROBERT W. OLSON              6,897         23,735       255,966           50,909         1,080,513         148,437
- ---------------------------------------------------------------------------------------------------------------------
MICHAEL D. KRAUSE             _              _           31,181          168,819           175,015         116,683
- ---------------------------------------------------------------------------------------------------------------------

[FN]

(1) Based on the closing price of American Premier Common Stock on the New York Stock Exchange at December 30, 1994 of $25.88 per share.



Loans.


        The Company's Stock Option Loan Program permits officers, employees and directors who are participants in the Stock Option Plan to borrow from the Company up to 95% of the purchase price for the Company shares acquired upon exercise of an option (plus any applicable withholding taxes payable upon exercise). Under the terms of such Program, the interest rate on such loans is the applicable federal rate for loans compounded semiannually in effect under
Section 7872 of the Internal Revenue Code as of the date of the loan. Since January 1, 1994, loans under this Program have been outstanding to executive officers of the Company as follows:


NAME                    LARGEST AMOUNT OUTSTANDING              AMOUNT OUTSTANDING              ANNUAL
                          SINCE JANUARY 1, 1994                   AT RECORD DATE             INTEREST RATE
- ----------------------------------------------------------------------------------------------------------
Neil M. Hahl                    $ 123,269                            $ 123,269                   3.98%
                                  161,099                              161,009                   3.65
                                  197,006                              197,006                   6.55
                                  189,992                              189,992                   7.55
- ----------------------------------------------------------------------------------------------------------
Robert W. Olson                   120,802                                    0                   7.06
                                  107,221                              107,221                   3.98
                                  214,770                              214,770                   3.65
                                  147,722                              147,722                   6.55
- ----------------------------------------------------------------------------------------------------------


                                       8

In addition, since January 1, 1994, the Company has held notes aggregating $8,906,236 bearing interest at 9% per annum that were delivered by Alfred W. Martinelli, a director of the Company, during previous years when he was an executive officer of the Company in payment of 95% of the purchase price for convertible Preference Stock of APU issued to him under the Company's now-terminated Career Share Purchase Plan. In connection with the Acquisition, all of the Preference Stock of APU was automatically converted into Preferred Stock of American Premier Group having the same terms and conditions that pertained to the APU Preference Stock. All of the foregoing loans and notes are secured by a pledge of the stock purchased in connection therewith.


        AFC holds an $85,000 unsecured note due 1996 bearing interest at 7% per annum delivered by James E. Evans, who was elected Senior Vice President and General Counsel of the Company on April 7, 1995, in connection with the sale to him of certain investment securities in 1991.


Defined Benefit Retirement Plan.

        The APU Retirement Income Guarantee Plan (the "RIGP") covers those employees who were participants in APU's former defined benefit retirement plan when it was terminated in 1985 and replaced with the defined contribution Retirement Plan. The RIGP is generally designed to provide such employees with an additional retirement benefit to the extent that their benefits under the replacement Retirement Plan are less than they would have received if the terminated retirement plan had continued.

        Estimated annual benefits under the RIGP (and related accruals under the Equalization Plan, which generally makes up certain reductions in such benefits caused by Internal Revenue Code limitations) payable to participants at the normal retirement age of 65, are illustrated in the table below.


                                PENSION PLAN TABLE
- ------------------------------------------------------------------------------
                                        YEARS OF SERVICE
                      --------------------------------------------------------
   REMUNERATION         15         20         25         30        35
   ------------       -------    -------    -------    -------    -------
   $  700,000         206,800    275,700    309,600    343,500    377,800
      800,000         236,800    315,700    354,600    393,500    432,800
      900,000         266,800    355,700    399,600    443,500    487,800
    1,000,000         296,800    395,700    444,600    493,500    542,400
    1,100,000         326,800    435,700    489,600    543,500    597,400
- ------------------------------------------------------------------------------

        The estimated benefit amounts set forth above are based on a percentage of the highest average compensation (defined as base salary plus annual bonus amounts) during any five years of employment preceding retirement and are calculated under the single life annuity form of pension. In accordance with the RIGP's provisions, the above figures have been reduced by the percentage equal to 1.5% for each year of service of the estimated maximum annual benefits payable under the Social Security Act in respect of each category. The amounts shown in the table would be further reduced by the accrued benefit under the former retirement plan when it was terminated, as well as by the aggregate amount of APU contributions under the Retirement Plan and related Equalization Plan accruals (plus or minus net investment gains or losses thereon).

        Messrs. Hahl and Olson have 12 and 15 full credited years of service with APU, respectively, under the RIGP (and the Equalization Plan). The other Named Executive Officers do not participate in the RIGP. For purposes of the above table, compensation includes base salary plus annual cash bonuses (as reflected in the Summary Compensation Table set forth above), but does not include extraordinary cash bonuses, deferred awards, other forms of deferred compensation or severance pay.

Compensation Committee Report for 1994

        Set forth below is the report of the Compensation Committee of the Company's Board of Directors with respect to executive officer compensation for 1994.

                     REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors consists of three directors, none of whom is an employee of the Company or any of its subsidiaries. The Committee's functions include reviewing, and making recommendations to the Board of Directors with respect to, the compensation of the Company's "senior" executive officers, as defined from time to time by the Board. For 1994, the term "senior" executive officers included the Chairman of the Board and Chief Executive Officer (the "CEO"), the President and Chief Operating Officer (the "COO") and each other executive officer whose annual base salary exceeded $350,000. During 1994, the Board generally delegated to the CEO the authority to approve the compensation of executive officers other than "senior" executive officers. However, the Compensation Committee has the exclusive authority to grant stock options under the Company's Stock Option Plan to employees of the Company and its subsidiaries, including executive officers.

A. COMPENSATION OF EXECUTIVE OFFICERS.

        The Company's compensation system for executive officers of the Company has three principal components: annual base salary, annual incentive bonuses and stock option grants. For the Named Executive Officer who was deemed an executive officer during 1994 by reason of the nature of his responsibilities as an officer of Company subsidiaries (the "Subsidiary Officer"), the compensation system includes a fourth component -- long-term incentive compensation ("LTIC"). Under this system, a significant portion of an executive's compensation, in both the short-term and the long-term, is linked to the Company's performance.


        Before making decisions regarding salaries, bonuses, option grants and LTIC awards for "senior" executives, the Committee's practice has been first to informally discuss such matters with the CEO and the COO and then to solicit their formal recommendations based on such discussions. After the Committee has acted on such matters, its practice has been to present its recommendations to the full Board for its approval (except in the case of stock option grants, which are not subject to Board approval). The compensation decisions discussed in this report accorded with recommendations made by the CEO, the COO and the Committee.


        Annual Bonuses. Annual bonuses for all executive officers other than the CEO and the COO are determined under the Company's Annual Incentive
Compensation plans (the "AIC plans"). Under the AIC plans, cash bonuses may be granted to key employees (including executive officers) for performance during a calendar year (a "Bonus Year"). A bonus base amount for each AIC plan participant is established (by the Committee in the case of "senior" executive officers) at the beginning of a Bonus Year based on a subjective determination of what would be appropriate in each instance. Bonus bases are generally set at higher percentages of annual base salaries for "senior" executive officers than for other participants, reflecting the Committee's belief that as an executive's level of responsibilities increases, so should the portion of such executive's total compensation opportunity that is performance-based and therefore "at risk." The AIC plan bonus that is ultimately awarded may range from 0% to 200% (or in certain cases a lower maximum percentage) of the bonus base. For 1994, bonus bases for "senior" executive officers participating in the AIC plans ranged from 37% to 100% of annual base salary.


        The CEO and the COO did not participate in the AIC plans in 1994, but were eligible for such annual bonuses as the Board, based on the Committee's recommendation, approved. As was the case in previous years, bonus bases were not established for 1994 for either the CEO or the COO because the Committee believed that the determination of the annual bonus for the Company's top two officers should not be constrained by reference to a fixed amount.


        The annual bonuses awarded to "senior" executive officers (including the CEO and the COO) for the 1994 Bonus Year were approved by the Committee and the Board in February 1995. The bonuses for the "senior" executive officers other than the CEO and the COO were awarded under the AIC plans and ranged from 40% to 160% of their bonus base amounts.

        The bonuses awarded to "senior" executive officers for 1994 (which are disclosed in the Summary Compensation Table included in this Proxy Statement) were, except in the case of the Subsidiary Officer, based on assessments of both Company performance and individual performance during 1994. As explained below under the discussion of the CEO's compensation, after reviewing a number of objective and subjective factors, the Committee made a qualitative judgment that although the Company's performance and accomplishments in 1994 did not reach the Company's particularly superior levels attained in 1993, they were still outstanding. The Committee also reviewed with the CEO and COO the individual contributions that each such "senior" executive officer, including the CEO and the COO, made to such performance and accomplishments, focusing particularly on the two categories of achievement discussed below under the discussion of the CEO's compensation. The Committee concluded that each of such "senior" executive officers made very substantial contributions to such achievements and therefore approved bonuses that were lower than those awarded for 1993 but still higher than for 1992. In so doing, the Committee did not specifically relate any measure of performance or any accomplishment to the level of bonuses awarded. Nor did the Committee assign relative weight to any specific performance factor. Rather, the Committee members made the subjective determination that the bonuses awarded were appropriate in view of their qualitative judgment that 1994 represented an outstanding year of achievement for the Company that was in large part attributable to the talents and efforts of its "senior" executives.


        The bonus awarded to the Subsidiary Officer for 1994 was determined in accordance with an objective formula established by the COO at the beginning of the year (prior to the Board's determination in 1994 that the Subsidiary Officer should be deemed an executive officer of the Company). The factors used in this formula were based on the 1994 financial results of the Non-Standard Automobile Insurance Group companies.


        In 1993, Congress enacted a $1 million ceiling on tax-deductible remuneration paid after January 1, 1994 to the five most highly compensated executive officers of a publicly held corporation. The limitation does not apply to remuneration payable solely on account of the attainment of one or more performance goals approved by a compensation committee of outside directors and by shareholders.


        As indicated above, the Committee's practice with respect to annual bonuses is performance-based. However, the Committee has not adhered to pre-established performance goals in determining annual bonuses because it believes that shareholder interests are best served when outside directors on a compensation committee apply their considered business judgment to qualitatively evaluate senior management's performance and accomplishments at the end of a given year and to make compensation decisions based on such evaluations. By using this latter approach, the Committee believes that it retains the flexibility needed to make the compensation decisions it deems best for the Company without feeling obligated to award inordinately high or inordinately low bonuses that might otherwise be called for by a pre-established formula or system that may not have properly accommodated unanticipated or unusual developments.


        Because the Company's existing system for determining the bonuses of its executive officers does not rely on pre-established performance goals, compensation to the Company's "senior" executive officers that exceeds $1 million will not be tax-deductible. For the reasons set forth above, the Committee believes it is not appropriate to change the Company's annual bonus system in order to preserve the full tax deductibility of such compensation. The Board concurs in this belief. In this regard, it should be noted that, because of its substantial net operating loss carryovers, the Company's requirement to pay federal income taxes is substantially eliminated through 1996.

        Stock Option Grants. Stock options represent an important part of the Company's performance-based compensation system. The Committee believes that Company shareholders' interests are well served by aligning the Company's "senior" executives' interests with those of its shareholders through the grant of stock options. Options under the Company's Stock Option Plan are granted at exercise prices equal to the fair market value of Company Common Stock on the date of grant and vest (become exercisable) at the rate of 20% per year. The Committee believes that these features provide an optionee with substantial incentives to maximize the Company's long-term success. The stock option tables included in this Proxy Statement, including the table disclosing options granted in 1994, reflect the Committee's policy of granting options to executive officers that are commensurate, in the Committee's subjective judgment, with their respective positions and ability to positively impact the Company's performance. In deciding the sizes of the stock option grants to executive officers in 1994, the Committee took into account the sizes and dates of previous option grants to such executive officers.


        The Committee intends to take the steps necessary to preserve the tax deductibility of executive officer compensation arising from the exercise of stock options that would otherwise be lost by application of the recently enacted ceiling on such deductibility discussed above.

        Annual Base Salaries. The Committee's policy is to approve annual base salaries and salary increases for "senior" executive officers that are appropriate, in the Committee's subjective judgment, for their respective positions and levels of responsibilities. In February 1994, the Committee approved increases in the Named Executive Officers' salaries, as reflected in the Summary Compensation Table included in this Proxy

Statement. The Summary Compensation Table also reflects an additional salary increase approved by the Board of Directors for the Subsidiary Officer in connection with his promotion in October 1994.

        LTIC Awards. The Subsidiary Officer holds units granted to him under LTIC plans in years prior to 1994 which entitle him to receive cash payments if certain financial performance criteria related to certain Non-Standard Automobile Insurance Group companies are met over a multi-year period. No units were granted to him in 1994.

B. COMPENSATION OF THE CEO.

        The annual bonus awarded for 1994 to the CEO (which is disclosed in the Summary Compensation Table included in this Proxy Statement) was determined on the basis described above under "Compensation of Executive Officers' -- Annual Bonuses." More specifically, the Committee evaluated the Company's achievements, both financial and non-financial, for the year and the CEO's contributions to those achievements. The Committee concluded that although the Company's performance in 1994 did not quite measure up to the truly exceptional results produced in 1993, 1994 was nonetheless an outstanding year for the Company. In reaching this conclusion, the Committee considered the following: First, the Company achieved superior financial results in 1994. Excluding realized capital gains and losses and adjustments in the Company's net deferred tax asset, income from continuing operations rose to $1.55 per share, an 11% increase over 1993. These results included a 10% growth in operating income from the Company's insurance operations, excluding realized capital gains. In 1994, as in prior years, the Company's insurance operations were able to grow and still maintain underwriting profitability, reporting 19% growth over 1993's net written premiums and a 97.0% combined ratio. Second, the Company completed important final steps in its strategic objective of divesting its non-insurance assets, including in particular the sale in 1994 of the Company's last major non-insurance asset, consisting of notes and stock issued by General Cable Corporation, for $176.7 million as part of the acquisition of all of General Cable's stock by Wassall PLC. Although this sale resulted in a one-time capital loss of $75.8 million, it was considered beneficial to the Company because it removed from the balance sheet, at a fair price and in a single transaction, an asset that may have been of concern to the Company's current and potential shareholders. The Committee concluded that the CEO's leadership contributed substantially to these accomplishments and made the qualitative judgment that the size of bonus awarded to the CEO for 1994 was warranted.


        The CEO's annual base salary was increased by 8.1% - from $925,000 to $1,000,000 - in February 1994 by approval of the Committee and the Board. The Committee concluded at that time that such salary increase was appropriate based on its assessment of the CEO's level of responsibilities and in view of his particularly outstanding performance in 1993 and his potential to maintain or improve on that performance in future years.


        In approving the 1994 compensation for Mr. Lindner as CEO, the Committee and the Board took into consideration the fact that he had significant responsibilities during 1994 as an executive officer of other enterprises. Mr. Lindner was Chairman and Chief Executive Officer of AFC, which owned 40.5% of the Company's outstanding Common Stock during 1994 and is now a subsidiary of the Company as a result of the Acquisition, and has held similar positions in certain corporations in which AFC has substantial equity interests. Although Mr. Lindner devoted time to matters relating to other enterprises, the Committee believes that his overall compensation from the Company for 1994 was appropriate and reasonable. This judgment is based on the Committee's conclusion that Mr. Lindner fully and effectively discharged the responsibilities of his position with the Company to the Company's substantial benefit.

        Members of the Compensation Committee:   William R. Martin (Chairman)
                                                 Thomas H. Hunt
                                                 Alfred W. Martinelli

Compensation Committee Interlocks and Insider Participation

        Alfred W. Martinelli, a member of the Compensation Committee of the Company's Board of Directors during 1994, was also during 1994 the Chairman of the Board and Chief Executive Officer (but not an employee) of Buckeye Management Company ("Buckeye"), a Company subsidiary which is the sole general partner of Buckeye Partners, L.P., a publicly-traded limited partnership principally engaged in pipeline transportation of refined petroleum products. Mr. Martinelli was President and Chief Executive Officer of the Company from 1982 to 1987. The Company loans outstanding to Mr. Martinelli during 1994 are described above under "Stock Options."

        Neil M. Hahl, Senior Vice President and a director of the Company, was also during 1994 President and a director of Buckeye.

Performance Graph

        The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard and Poor's ("S&P") 500 Stock Index and the S&P Property-Casualty Insurance Index from the end of 1989 to the end of 1994.


        [The Performance Graph assumes that $100 is invested on December 31,
1989 in American Premier Common Stock, the S&P 500 Stock Index and the S&P
Property-Casualty Insurance Index, including reinvestment of dividends, and graphically shows the performance of such respective investments for the five year period ended December 31, 1994, including the following data points:]

                               PERFORMANCE GRAPH

                                   1989    1990     1991       1992     1993    1994
                                   ----    ----     ----       ----     ----    ----
      American Premier
      Common Stock                100.00   74.03   100.14     106.81   142.92  118.31

      S&P 500 Stock
      Index                       100.00   96.89   126.42     136.05   149.76  151.74

      S&P Property-
      Casualty
      Insurance Index             100.00   97.71   122.33     143.26   140.73  147.62


Directors

        The fee schedule for the Company's directors, paid only to directors who are not officers or employees of the Company, is as follows: annual fee, $37,000; attendance fee for each Board of Directors meeting, $1,250; annual committee fee, $7,000; attendance fee for each committee meeting, $1,000; and annual committee chairmanship fee for the Audit Committee, $10,000, and the Compensation Committee, $10,000. In addition, directors not also officers or employees of the Company are compensated $1,500 per day and reimbursed for related out-of-pocket expenses for special services requested of them by the Chief Executive Officer beyond the normal responsibilities of a member of the Board of Directors or of a Board committee.


        The Board of Directors has a program under which a retiring Company director (other than an officer or employee of the Company or any of its subsidiaries) will, if he has met certain eligibility requirements, receive upon his retirement (in a lump sum or, at his election, in deferred payments) an amount equal to five times the then current annual director's fee. For purposes of this program, retirement means resignation as a Company director or not being nominated for reelection by shareholders as a Company director. To be eligible for the retirement benefit, a person must have served as a Company director for at least four years while not an officer or employee of the Company or any of its subsidiaries. In addition, a Company director will not become eligible for the retirement benefit until he reaches age 55. A director who receives a retirement benefit must agree to provide consulting services to the Company on request for five years following his retirement without further compensation (except reimbursement for expenses). Under the program, a death benefit equal to the retirement benefit will be paid (in lieu of any retirement benefit under the program) to the designated beneficiary or legal representative of any person who dies while serving as a Company director, whether or not he was eligible for a retirement benefit when he died. This death benefit will not be available to a director who at any time during the two years immediately preceding his death was an officer or employee of the Company or any of its subsidiaries.

        In addition to providing for the grant of stock options to key employees, the Stock Option Plan provides for automatic grants of options to each non-employee director of the Company. During 1994, each non-employee director (other than Mr. Martin) was granted an option under the foregoing provisions of the Stock Option Plan to purchase 1,000 shares at an exercise price of $27.94 per share on June 1, 1994 and, on September 15, 1994, as a new director, Mr. Martin was granted an option to purchase 5,000 shares under the Stock Option Plan at an exercise price of $26.44 per share, the exercise price in each case being the fair market value of Company Common Stock on the date of grant.


        In addition, for their services on special committees which during the first half of 1994 considered and made recommendations to the full Board regarding the proposed purchase (ultimately abandoned) of AFC's personal lines insurance businesses and regarding the sale of the Company's notes and stock of General Cable Corporation, Messrs. Martinelli, Emmerich and Hunt each were paid a total of $27,500. See "Certain Transactions." The Company has a consulting contract with Mr. Martinelli under which he is obligated to make himself available for up to 120 days per year to serve as Chairman of the Board and Chief Executive Officer of Buckeye. In June 1994, Mr. Martinelli agreed to extend this contract, which was due to expire on June 30, 1994, until June 30, 1996 in consideration of the Company's agreement to also extend until June 30, 1996 the date by which the 212,698 shares of Company Preferred Stock held by Mr. Martinelli (which are convertible into 446,799 shares of Company Common Stock at a weighted average "conversion price" of $20.98 per share) must, if not theretofore converted into Common Stock, be resold to the Company at the lower of their original purchase price or the then current book value per share of Common Stock. Mr. Martinelli does not receive any consulting fees or other cash payments under the consulting contract.


CERTAIN TRANSACTIONS

        On April 3, 1995, APU completed the acquisition (the "Acquisition") of all of the common stock of AFC. In connection with the Acquisition, (i) each then outstanding share of APU common stock was converted into one share of common stock of the Company, (ii) each then outstanding share of AFC common stock was converted into 1.435 shares of common stock of the Company (after giving effect to the Settlement discussed below), and (iii) APU and AFC become subsidiaries of the Company.


        The 28.3 million shares of common stock of the Company issued in the Acquisition to the former shareholders of AFC, consisting of Carl H. Lindner, members of his family and trusts for their benefit, constitute approximately 55.2% of the outstanding Common Stock of the Company. Mr. Lindner is Chairman of the Board and Chief Executive Officer of both APU and AFC and, following the Acquisition, has continued in that role with the Company. Immediately prior to the Acquisition, AFC beneficially owned approximately 18.7 million shares (or approximately 44.8% of the outstanding shares) of APU, which were, in effect, acquired by the Company upon consummation of the Acquisition. Accordingly, the net increase in outstanding common shares resulting from the Acquisition was
9.6 million shares. The Acquisition was approved by APU's Board of Directors based on the recommendation of a special committee of APU's independent directors. In making its recommendation, the special committee relied on an opinion of Furman Selz Incorporated that the number of shares of Common Stock of the Company to be issued to the shareholders of AFC was fair to the shareholders of APU (other than AFC) from a financial point of view. The Acquisition was approved by the shareholders of APU at a Special Meeting of Shareholders held on March 23, 1995.


        Prior to the Acquisition, certain employees of AFC participated in AFC's Book Value Incentive Plan (the "Incentive Plan"), which was established in 1980. The Incentive Plan generally provided for the granting of Units measured by an adjusted book value of AFC common stock at the time of grant with distributions based on the increase in the value of the Units to the date of exercise to the extent vested. The Incentive Plan, which was approximately 95% vested immediately prior to the Acquisition, terminated upon completion of the Acquisition, at which time full vesting was granted and payments were made in cash to holders of the Units, including the following persons who were directors or executive officers of the Company prior to the Acquisition as follows:

                Name                            Payment
                ----                            -------
                Carl H. Lindner                    -0-
                Carl H. Lindner III             $5.95 million
                S. Craig Lindner                 5.95 million
                Keith E. Lindner                 5.95 million
                James E. Evans                   1.48 million

The amounts to be paid to participants in the Incentive Plan were specifically considered as part of the negotiations between the special committee of APU directors and AFC, and the considerations of the special committee in this regard related solely to the interests of the APU public shareholders.


        AFC and the Company's directors are defendants in nine actions (the "Actions") filed by shareholders of APU shortly following the December 12, 1994 public announcement of the definitive agreement for the Acquisition. Of the Actions, six are class actions and one is a derivative action pending in the Court of Common Pleas of Hamilton County, Ohio, and two are class actions pending in the Court of Common Pleas of Philadelphia County, Pennsylvania. The Actions generally allege that the Acquisition results in self-dealing transactions which dilute the equity interests of the Company's shareholders, and involves the purchase of AFC at a price which is excessive and unfair to the Company's public shareholders. Prior to the Settlement described below, the Actions sought to (1) enjoin the Acquisition until full disclosure of all material facts had been made; (2) establish an independent special committee to evaluate the terms of the proposed Acquisition and employ appropriate procedural safeguards to protect the interests of the Company's public shareholders; (3) rescind the Acquisition or recover unspecified rescissory damages; and (4) recover unspecified compensatory and rescissory damages and court costs and attorneys' fees.


        As a result of negotiations between counsel for plaintiffs and representatives of defendants, the parties have executed a memorandum of understanding which settles all of the claims in all of the Actions, subject to court approval and confirmatory discovery (the "Settlement") . The defendants in the Actions deny any liability, that they acted or failed to act in any manner that could rise to a claim of breach of fiduciary duty, or that they have violated any law. The defendants agreed to the Settlement solely to avoid the burden and expense of further litigation and to facilitate the consummation of the Acquisition, which they believed to be in the best interests of the Company's public shareholders. The Settlement required that Carl H. Lindner and the members of his family (who collectively owned all of AFC's outstanding Common Stock) to reduce the number of shares of the Company's Common Stock that they would receive in the Acquisition by 290,000 shares and required certain revisions to the Proxy Statement/Prospectus mailed to APU's shareholders in connection with the Acquisition. The Company's public shareholders benefitted from the Settlement because there are fewer shares of the Company's Common Stock outstanding. The defendants have agreed not to oppose the application of plaintiffs' counsel to the Court for up to $2,000,000 in fees and up to $100,000 in costs to be paid by the Company.

        In June 1994, as part of an agreement for the purchase of all of the outstanding stock of General Cable Corporation ("General Cable") by Wassall PLC ("Wassall"), the Company sold to Wassall the then outstanding $253.5 million principal amount of General Cable notes and the 1.15 million shares of General Cable common stock (11.6% of the outstanding shares) that the Company had retained in connection with its 1992 spin-off of General Cable common stock to Company shareholders. The Company was paid $169.8 million for its General Cable notes and $6.9 million for its General Cable stock and recorded a loss of approximately $75.8 million on the dispositions. In addition, the Company received a $19.2 payment from Wassall in consideration of assuming responsibility for certain actual and potential environmental and other liabilities principally associated with General Cable's then recent sale of two companies. Immediately prior to the sale to Wassall, AFC owned 5.78 million shares of General Cable common stock (45.6% of the outstanding shares), which it sold to Wassall as part of the transaction for $27.6 million. The transaction was approved by the Company's Board of Directors based on the recommendation of a special committee of the Company's independent directors.
In making its recommendation, the special committee relied on an opinion of Donaldson, Lufkin & Jenrette Securities Corp. that the aggregate consideration to be received by the Company in the transaction was fair to the Company from a financial point of view.


        The respective investment portfolios of the Company's non-standard automobile and workers' compensation insurance subsidiaries have been managed by American Money Management Corporation ("AMMC"), a subsidiary of AFC, for an aggregate annual management fee equal to 0.20% of that portion of the aggregate value of such companies' investment portfolios which is less than $500 million and 0.10% of that portion of such portfolio value which exceeds $500 million. The aggregate market value at December 31, 1994 of the Company's insurance company portfolios managed by AMMC was approximately $1.7 billion. AMMC has also managed the Company's fixed income investment portfolio and, prior to the sale of the respective businesses, the fixed income portfolio of certain of the Company's pension plans related to certain businesses sold during 1994, for an annual fee equal to .025% of the aggregate value of the respective portfolios, subject to a $125,000 annual minimum fee. The aggregate market value of the fixed income investment portfolio at December 31, 1994 was approximately $751.7 million. Each of the foregoing fees has been payable in quarterly installments based on asset values measured as of the end of the preceding calendar quarter. AMMC was paid an aggregate of approximately $2.3 million under the foregoing agreements in 1994.

        The Company's insurance subsidiaries received an aggregate of approximately $167.6 million in premiums from Great American Insurance Company, a subsidiary of AFC ("Great American"), and its insurance company subsidiaries under various reinsurance arrangements in 1994. The Company's subsidiaries paid Great American insurance companies an aggregate of approximately $67,000 in premiums for 1994 for general liability and other insurance coverage, and paid approximately $656,000 in commissions for 1994 to insurance agencies owned by Great American.


        The Company's subsidiaries have provided various risk management and real estate management services to AFC and its subsidiaries and affiliates. Operating costs for services provided under these arrangements have been allocated to AFC based upon estimated hourly rate charges for salary and fringe benefits, supplies and rental expense in respect of the services performed. AFC and its subsidiaries and affiliates were billed approximately $420,000 in the aggregate for the services of such Company subsidiaries in 1994.


        The Company leases office space for its headquarters in The Provident Tower building in Cincinnati, Ohio, which is owned by AFC. Rental amounts paid or payable to AFC under the lease were approximately $850,000 for 1994. Under the lease terms, the Company also paid a proportionate share of operating and tax expense increases.

        In 1994, the Company utilized the services of Provident Travel Corporation, an AFC subsidiary which is a travel agency, to facilitate business travel by Company employees on terms and conditions customarily offered by commercial travel agencies in the area.

        Information with regard to transactions involving persons who are or were directors or executive officers of the Company is not included herein with respect to periods during which any such person did not hold such a position with the Company.

PRINCIPAL SHAREHOLDERS

        The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding Common Stock on the Record Date. As a result of their ownership of Company Common Stock, control of the Company may be deemed to rest in the four Lindner family members listed below.


- ---------------------------------------------------------------------------------------------------------
                                               AMOUNT AND NATURE OF OWNERSHIP
NAME AND ADDRESS                ------------------------------------------------------------    PERCENT
      OF                                                    OBTAINABLE UPON                        OF
BENEFICIAL OWNER                COMMON STOCK HELD (a)    EXERCISE OF OPTIONS (b)       TOTAL    CLASS (c)
- ---------------------------------------------------------------------------------------------------------
Carl H. Lindner, Jr.
  One East Fourth Street            11,122,627 (d)               652,722            11,775,349     22.7%
  Cincinnati, Ohio 45202
- ---------------------------------------------------------------------------------------------------------
Carl H. Lindner III
  One East Fourth Street             4,654,013 (e)               327,270             4,981,283      9.6%
  Cincinnati, Ohio 45202
- ---------------------------------------------------------------------------------------------------------
S. Craig Lindner
  One East Fourth Street             4,653,130 (f)                11,819             4,664,949      9.1%
  Cincinnati, Ohio 45202
- ---------------------------------------------------------------------------------------------------------
Keith E. Lindner
  250 East Fifth Street              4,653,131 (g)                   -               4,653,131      9.1%
  Cincinnati, Ohio 45202
- ---------------------------------------------------------------------------------------------------------
Harris Associates L.P.
  2 North LaSalle Street, Suite 500  3,453,050 (h)                   -               3,453,050      6.7%
  Boston, Massachusetts 02109
- ---------------------------------------------------------------------------------------------------------

[FN]

(a) Unless otherwise noted, the holder has sole voting and investment power with respect to the shares listed.
(b) Represents shares of Common Stock which may be acquired within 60 days through the exercise of vested options granted under the Stock Option Plan. The Lindner family members listed above hold vested and unvested options to purchase the following numbers of shares:

                Carl H. Lindner                 704,540
                Carl H. Lindner III             400,000
                S. Craig Lindner                400,000
                Keith E. Lindner                400,000

(c) The percentages of outstanding shares beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are 8.5%,
     7.6% and 11.7%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of Carl H. Lindner III and S. Craig Lindner (for which Keith E. Lindner acts as trustee with voting and investment power) to Keith E. Lindner.
(d) Includes 974,385 shares held by his spouse and 153 shares held in his account under the Company's Savings Plan, over which account shares he has investment power but not the power to vote.
(e) Includes 17,941 shares held by a trust over which his spouse has voting and investment power and 581,710 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and investment power. Also includes 884 shares held in his account under the Company's Savings Plan, over which account shares he has investment power but not the power to vote.
(f) Includes 60,539 shares held by his spouse as custodian for their minor children or in a trust over which his spouse has voting and investment power and 775,714 shares which are held in various trusts for the benefit of their minor children for which Keith E. Lindner acts as trustee with voting and investment power.
(g) This number excludes 1,357,424 shares (described in footnotes (e) and (f) above), which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and investment power but no pecuniary interest.
(h) Includes 1,017,500 shares as to which Harris Associates L.P. acts as an investment advisor with certain rights to vote but without the sole right to direct the disposition thereof.


       SECTION 16 REPORTING

        Michael D. Mauer, a former officer of the Company, was late in filing one Form 4 report required pursuant to Section 16 of the Securities Exchange Act of 1934 for one transaction in Common Stock.

                                  PROPOSAL 2

                AMENDMENT OF THE ARTICLES OF INCORPORATION TO
        CHANGE THE COMPANY'S NAME TO "AMERICAN FINANCIAL GROUP, INC."

        On April 7, 1995, the Company's Board of Directors approved an amendment to the Articles of Incorporation changing the Company's name from "American Premier Group, Inc." to "American Financial Group, Inc.", subject to shareholder approval at the 1995 Annual Meeting. The proposed new name is considered by the Board and management to be more representative of the Company's property and casualty insurance and annuity businesses, which are financial in nature.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO CHANGE THE COMPANY'S NAME.



                                  PROPOSAL 3

                           APPROVAL OF THE COMPANY'S
               STOCK OPTION PLAN AND CERTAIN AMENDMENTS THERETO

GENERAL

        Effective upon the completion of the Acquisition on April 3, 1995, the Company's Board of Directors adopted and assumed the APU Stock Option Plan (the "Stock Option Plan") and amended and restated the Stock Option Plan to (i) increase the number of shares of Common Stock available for grants of options under the Stock Option Plan after April 3, 1995 to 4,000,000 (subject to anti-dilution provisions) and (ii) to limit to no more than 500,000 the number of shares of Common Stock which may be the subject of options granted to any participant in the Stock Option Plan during a twelve-month period. Each of these amendments is described below. In addition to shareholder approval of such amendments, shareholder approval is being sought for the Stock Option Plan as a whole in order to preserve the Company's post-Acquisition ability to grant "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code as described below under "Federal Income Tax Consequences."


        The Stock Option Plan provides for the grant of stock options to key employees of the Company or its subsidiaries (the "Key Employee Program") and non-employee directors of the Company (the "Outside Director Program") to purchase shares of Common Stock at not less than 100% of the fair market value on the date of grant of the shares covered by the options granted. Fair market value is defined as the mean between the high and low sales prices of the Company's Common Stock on the New York Stock Exchange Composite Tape on the date of grant. Approximately 250 persons are eligible to participate in the Stock Option Plan.

INCREASE IN MAXIMUM AGGREGATE NUMBER OF OPTION SHARES

        The Board of Directors has amended the Stock Option Plan to increase the number of shares of Common Stock available for grants of options under the Stock Option Plan after April 3, 1995 to 4,000,000 (subject to anti-dilution provisions). Prior to such amendment, 2,138,817 shares of Common Stock remained available for such grants. The Board of Directors believes that the amendment is necessary to permit the continued use of stock option grants as an important component of the Company's executive compensation system. At the Record Date, there were unexercised options outstanding under the Stock Option Plan to purchase 3,469,679 shares of Common Stock.


LIMITATION ON SHARES SUBJECT TO OPTION GRANTS

        During 1993, Congress amended the Internal Revenue Code by adding new
Section 162(m), which denies a federal income tax deduction to any publicly held corporation for compensation paid to specified executives to the extent that a specified executive's compensation in any year exceeds $1,000,000. However, compensation which is "performance-based" is not counted against the $1,000,000 limitation.



        Section 162(m) provides that stock options granted at fair market value will qualify as "performance-based" compensation if they are granted pursuant to a plan which contains a specific shareholder approved limit on the number of options which may be granted during a specified period to any particular executive. In order to satisfy this requirement, the Board has amended the Stock Option Plan to provide that no more than 500,000 shares of Common Stock may be the subject of options granted to any Stock Option Plan participant in any twelve-month period.


1995 SURRENDER AND GRANTS

        On April 7, 1995, the Compensation Committee granted options to S. Craig Lindner and Keith E. Lindner, each of whom is Vice Chairman of the Board of the Company, to purchase 388,181 shares and 400,000 shares, respectively, at an exercise price of $23.97 per share. Such grants were made subject to approval of the Stock Option Plan at the 1995 Annual Meeting. In addition, Carl H. Lindner III, President of the Company, on that date surrendered an option granted in 1993 to purchase 105,000 shares at an exercise price of $28.19 per share and an option granted in 1992 to purchase 145,450 shares at an exercise price of $24.06. As a result, each of these three executive officers currently holds options to purchase 400,000 shares of the Company's Common Stock at a weighted average exercise price of approximately $23.97 per share. The mean between the high and low sales price of the Company's Common Stock on the New York Stock Exchange Composite Tape on April 7, 1995 was
$23.75 per share.

SUMMARY OF THE STOCK OPTION PLAN


        The following description of the Stock Option Plan, as amended and restated, is qualified in its entirety by reference to its text, which is set forth in Annex A to this Proxy Statement.


        Purposes.   The purposes of the Key Employee Program are to aid the
Company and its subsidiaries in attracting and retaining employees of outstanding competence and to enable selected key employees of the Company and its subsidiaries to acquire or increase ownership interests in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company or a subsidiary. The purposes of the Outside Director Program are to provide each of the Company's non-employee directors an added incentive to continue in the service of the Company and a more direct interest in the future success of the Company.


        Administration. The Stock Option Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), consisting of at least two directors designated by the Board, each of whom is a "disinterested person" as defined in Rule 16b-3(c)(2) under the Securities Exchange Act of 1934. The Committee has full and final authority to designate the optionees, the number of shares covered by options granted, the date of the option grants and other terms and conditions of the options under the Key Employee Program. The Committee has no such discretion in administering the Outside Director Program. Currently, the Committee consists of three directors:
William R. Martin (Chairman), Theodore H. Emmerich and Thomas M. Hunt.

      Option Shares. Subject to mandatory adjustment by the Committee for stock dividends, stock splits and other specified non-cash distributions to holders of the Company's Common Stock or other specified changes in the capital structure of the Company, the number of shares to be issued pursuant to options granted under the Stock Option Plan, as amended, may not exceed 13,237,163 Shares, consisting of 9,237,613 shares with respect to which Options had been exercised or were outstanding as of April 3, 1995 plus 4,000,000 Shares with respect to which Options may be granted after April 3, 1995. Options to acquire no more than 250,000 Shares may be granted pursuant to the Outside Director Program. Options to acquire no more than 500,000 Shares may be granted to any participant in the Plan in any twelve-month period. Shares subject to expired options are available for future grants of options. No option may be granted under the Stock Option Plan after September 9, 2000.

      Key Employee Program. Employees (including officers and directors who are also employees) of the Company and any of its subsidiaries (as defined) are eligible for grants of options under the Key Employee Program. Options granted under the Key Employee Program have a duration of ten years (ten years and three days in the case of a Non-Incentive Option, as hereinafter defined); the Committee may specify a shorter period on the date of grant. Options vest to the extent of 20% each year (or in accordance with a different schedule if the Committee determines, in its sole discretion, that special circumstances exist), beginning one year from the date of grant, provided the employee remains in the employ of the Company or any of its subsidiaries. Any options vested but not exercised during any year may be exercised during any succeeding year prior to their expiration. An employee will become fully vested in each of his options in the event of termination of employment with the Company or any of its subsidiaries for reasons of death, Disability or Retirement (as these terms are defined in the Stock Option Plan); or upon termination of employment by the Company or a subsidiary for any reason other than discharge for cause within one year of (i) the merger or consolidation of the Company into, or sale or transfer of all or substantially all of the Company's assets to, another corporation or (ii) the acquisition of effective voting control of the Company by any individual or company or by any individuals or companies acting in concert; or if the Board of Directors (or Committee) in its sole discretion determines that acceleration of the option vesting schedule would be desirable for the Company.


        Upon an employee's termination of employment with the Company or any of its subsidiaries (i) either for cause or voluntarily without the Company's consent, the option will immediately terminate; (ii) under circumstances other than those specified in clause (i) above and for reasons other than death, Disability or Retirement, the option will generally terminate on the 90th day after termination of employment (or such later date, not to exceed the third anniversary of such termination, as the Committee in its discretion may fix) or on its normal expiration date, whichever occurs first; (iii) in the event of death, the option will terminate one year thereafter or on its normal expiration date, whichever occurs first; and (iv) in the event of Disability or Retirement, the option will terminate two years thereafter or on its expiration date, whichever occurs first.


      Outside Director Program. The Outside Director Program provides for the automatic grant to each non-employee director of (i) an option for 5,000 shares on the later of October 27, 1988, or the effective date of such director's initial election as a member of the Company's Board of Directors and (ii) an option for 1,000 shares on each June 1 occurring prior to the termination of the Stock Option Plan, beginning June 1, 1989. Each such Option is fully vested upon grant. Options granted under the Outside Director Program have a duration of ten years and three days from the date of grant. In the event of a non-employee director's termination of service as a member of the Board of Directors for any reason, options granted to such director will terminate on a date which is (i) the later of ninety days after the date of such termination of service or six months and ten days after such director's last purchase or sale of the Company's Common Stock prior to such termination of service, or
(ii) the expiration date of the option, whichever occurs first.

     Exercise of Options. An option may be exercised in whole or in part after it is vested and prior to its termination generally by payment of the option price plus any taxes to be withheld (i) in cash or by check, (ii) in exchange for Common Stock of the Company having a fair market value on the date of exercise equal to such amount due or (iii) by a promissory note payable to the Company in accordance with the provisions of the Company's Stock Option Loan Program.

     Merger, Consolidation, Etc. The Stock Option Plan provides that in the event that the Company proposes to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of the proposed transaction for the assumption by the surviving, resulting or acquiring corporation of options outstanding under the Stock Option Plan, or for the substitution of new options therefor, each outstanding option will become 100% vested and the holder thereof will have the right to purchase any shares then subject to his option prior to a date specified by the

Committee preceding the anticipated effective date of the proposed transaction. Upon consummation of the transaction, each option will terminate to the extent not exercised prior to the specified date. If the transaction is abandoned, any vesting which shall have occurred solely by virtue of the proposed transaction will be annulled and the normal vesting schedule will be reinstituted.

     Federal Income Tax Consequences. The following is a summary of the principal federal income tax consequences of transactions under the Stock Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences.


     Options under the Stock Option Plan may be granted as options intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or as options which are not intended to be Incentive Stock Options ("Non-Incentive Stock Options"). All options granted to non-employee directors of the Company are Non-Incentive Stock Options.


     No income is realized by the optionee at the time a Non-Incentive Stock Option is granted. Upon exercise, ordinary income is generally realized by the optionee in an amount equal to the difference between the option price (the amount paid for the shares) and the fair market value of the shares on the date of exercise, and the optionee's employer receives a tax deduction in the same amount. Upon disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, as the case may be.

      Income is not recognized by the optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to an optionee pursuant to the exercise of an Incentive Stock Option granted under the Option Plan, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the receipt of such shares by such optionee, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the optionee's employer. The exercise of an Incentive Stock Option will give rise to alternative minimum taxable income to the extent of the excess of the fair market value of the shares exercised over the option price irrespective of whether there has been a disqualifying disposition.

      If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) the optionee's employer all be entitled to deduct such amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the employer.

     If an Incentive Stock Option is exercised at a time when it no longer qualifies as an Incentive Stock Option, the option is treated as a Non-Incentive Stock Option. Subject to certain exceptions for disability or death, an Incentive Stock Option will not be eligible for the Incentive Stock Option tax treatment described above if it is exercised more than three months following the termination of employment.

    Amendment and Termination. The Board of Directors may amend or terminate the Stock Option Plan at any time without the further approval of the shareholders. However, without such approval, the Board may not amend the Stock Option Plan so as to increase the maximum number of shares for which options may be granted or change the option price or eligibility provisions of the Stock Option Plan. Furthermore, no such termination or amendment may adversely affect the rights of an option holder without his consent.


     Other Information. As of the Record Date, options for the following numbers of shares of Common Stock granted to the following individuals and groups were outstanding under the Stock Option Plan: (i) each Named Executive
Officer: Carl H. Lindner, 704,540 shares; Carl R. Lindner III, 400,000 shares; Neil M. Hahl, 340,338 shares; Robert W. Olson, 306,875 shares; and Michael D. Krause, 200,000 shares; (ii) all current executive officers as a group, 2,563,572 shares; (iii) all current directors who are not executive officers as a group, 39,557 shares; (iv) each nominee for election as a director (not otherwise named): Theodore H. Emmerich, 11,819 shares; James R. Evans, 11,819 shares; Thomas M. Hunt, 11,819 shares; Keith E. Lindner, 400,000 shares; S. Craig Lindner, 400,000 shares; William R. Martin, 5,000 shares; and Alfred W. Martinelli, 11,819 shares; and (v) all employees as a group (including all current officers who are not executive ofticers), 866,550 shares. The recipients of, and numbers of shares subject to, future grants under the Stock Option Plan are not determinable at this time. See "Compensation-Stock Options" above for further information regarding outstanding stock options granted under the Stock Option Plan to the Named Executive Officers. The closing price of the Company's Common Stock as reported on the New York Stock Exchange on the
Record Date was $25.00 per share.


   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPANY'S STOCK OPTION PLAN AND CERTAIN AMENDMENTS THERETO.

                                   PROPOSAL 4

                           APPROVAL OF THE COMPANY'S
                         EMPLOYEE STOCK PURCHASE PLAN


     Effective upon the completion of the Acquisition on April 3, 1995, the Company's Board of Directors adopted and assumed the APU Employee Stock Purchase Plan (the "Stock Purchase Plan") and amended and restated the Stock Purchase Plan to reflect such adoption and assumption. The Stock Purchase
Plan, which has been in effect for employees of APU and its subsidiaries since June 1, 1990, provides eligible employees with an opportunity to purchase from the Company shares of Company Common Stock at a discount to current market prices through regular payroll deductions. The Stock Purchase Plan was originally approved by the Company's shareholders in 1990. Shareholder approval of the Stock Purchase Plan at the 1995 Annual Meeting is being sought in order to preserve its post-Acquisition qualification under Section 423 of the Internal Revenue Code as described below under "Federal Income Tax Consequences."



      The following description of the Stock Purchase Plan is qualified in its entirety by reference to its text, which is set forth in Annex B to this Proxy Statement.


PURPOSE OF THE PLAN

      The purpose of the Stock Purchase Plan is to enable employees to acquire or increase ownership interests in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Company and its subsidiaries.

ELIGIBLE PARTICIPANTS


      Employees of the Company and of subsidiaries designated from time to time by the Compensation Committee of the Board of Directors, who have at least three months of service with the Company and do not own 5% or more of the Company's Common Stock, are eligible to participate in the Stock Purchase
Plan. Eligibility generally ceases upon termination of employment with the Company or a designated subsidiary. Approximately 8,200 employees are eligible to participate as of the Record Date.


SECURITIES TO BE UTILIZED


      The maximum number of shares of the Company's Common Stock which may be purchased by eligible employees under the Stock Purchase Plan is 3,000,000 (subject to anti-dilution provisions), which is the same maximum number provided for in the Stock Purchase Plan as originally approved by the Company's shareholders in 1990. As of the Record Date, 299,464 shares had been sold by the Company to participating employees. Shares sold to participating employees by the Company may be previously acquired treasury shares or authorized but unissued shares or, if and to the extent authorized by the Compensation Committee of the Board of Directors of the Company, shares sold to participating employees may be shares purchased in market transactions by the agent referred to below.


METHOD AND PRICE OF PURCHASE


     Each eligible employee may elect to have a specified amount, not to be more than 25% of base salary or wages, deducted from each regular paycheck. The amounts deducted during any "Deduction Period" (one, two or three calendar months, as determined by the Compensation Committee) are used to purchase on the last business day of such Deduction Period or as soon thereafter as practicable (the "Purchase Date") the maximum number of whole and fractional shares of Common Stock which such amounts can purchase at the Purchase Price (as defined below). Payroll deductions are held by the employing corporation subject to withdrawal by the employee, and do not bear interest, pending their application to share purchases. Dividends received on shares held in an employee's account are, unless otherwise directed by the Compensation Committee, used to purchase additional shares.

      The Purchase Price for each whole or fractional share purchased is 85% of the fair market value on the Purchase Date, defined as the mean between the high and low sales prices of the Company's Common Stock on the New York Stock Exchange Composite Tape on the Purchase Date. No employee may, in any calendar year, purchase shares which had an aggregate fair market value exceeding $25,000 on the respective Purchase Dates. In addition, if a participating employee sells shares purchased under the Stock Purchase Plan during the first year following the date of purchase, that employee will not be eligible to make further purchases under the Stock Purchase Plan, or to have any amounts deducted from paychecks for such purpose, for a period of one year after such sale (or for such shorter period, if any, as the Compensation Committee shall have established),


PLAN ADMINISTRATION AND TERMINATION


     The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Committee is empowered to interpret the Stock Purchase Plan and to delegate ministerial functions to management. Custodial and record keeping functions for the Stock Purchase Plan are delegated to a bank trust department or other financial institution as agent. At present, Merrill Lynch, Pierce, Fenner & Smith Incorporated acts in such capacity. The Board of Directors may amend or terminate the Stock Purchase Plan at any time, without further shareholder approval. However, without such approval, the Board of Directors may not change the number of shares purchasable or the eligibility requirements under the Stock Purchase Plan. Unless earlier terminated, the Stock Purchase Plan will continue in effect until the maximum number of shares available under the Stock Purchase Plan has been purchased.

FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the principal federal income tax consequences of transactions under the Stock Purchase Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences.


      The Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Income is not realized by an employee who elects to participate in purchases under the Stock Purchase Plan when the shares purchased are transferred to him. If an employee disposes of such shares more than two years from the date on which he is granted the right to purchase shares under the Stock Purchase Plan, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the Purchase Price or (ii) 15% of the fair market value of such shares at the time of the purchase. The employee's basis in those shares in his hands at the time of such a disposition will be increased by an amount equal to the amount so includible in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be short or long-term capital gain or loss depending upon the holding period for such shares. In such event, the Company (or the subsidiary by which the employee is employed) will not be entitled to any deduction from income.


      If an employee disposes of the shares purchased under the Stock Purchase Plan within such two year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the Purchase Price. The employee's basis in such shares in his hands at the time of disposition will be increased by an amount equal to the amount includible in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two year period, the Company (or the subsidiary by which the employee is employed) will be entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition.

OTHER INFORMATION


      As of the Record Date, the following individuals and groups held the following numbers of shares of Common Stock under the Stock Purchase Plan: (i) each of the Named Executive Officers: Carl H. Lindner, none; Carl H. Lindner III, none; Neil M. Hahl, 2,109 shares; Robert W. Olson, 2,235 shares; and Michael D. Krause, 4,519 shares; (ii) all current executive officers as a group, 4,344 shares; (iii) all current directors who are not executive officers as a group, none; and (iv) all current and former employees as a group (including all current officers who are not executive officers), 299,464 shares.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.


PROXIES


      Solicitation. Solicitation of proxies is being made by management at the direction of the Company's Board of Directors, without additional compensation, through the mail, in person or by facsimile or telephone. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their expenses in so doing. The Company has also retained Morrow & Co., Inc. to aid in the solicitation of proxies for a fee estimated at $4,000 plus out-of-pocket expenses.


      Revocation. The execution of a proxy does not affect the right to vote in person at the meeting, and a proxy may be revoked by the person giving it prior to the exercise of the powers conferred by it. A shareholder may revoke a proxy by communicating in writing to the Secretary of the Company at the address indicated above or by duly executing and delivering a proxy bearing a later date. In addition, persons attending the meeting in person may withdraw their proxies. Unless a proxy is revoked or withdrawn, the shares represented thereby will be voted or the votes withheld at the Annual Meeting or at any adjournments thereof in the manner described in this Proxy Statement.

QUORUM AND VOTES REQUIRED FOR APPROVAL

      The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of the Common Stock of the Company outstanding at the Record Date shall constitute a quorum for the Annual Meeting. In accordance with the Ohio General Corporation Law and the Company's Articles and Regulations, all valid proxies will be counted toward the presence of a quorum, notwithstanding directions thereon to abstain from voting on one or more of the proposals to be voted upon at the Annual Meeting, but such abstentions and broker non-votes will not be counted in the election of directors.

      The nine nominees receiving the highest number of votes shall be elected as directors. As indicated above under "Outstanding Voting Securities of the Company", cumulative voting is applicable to the election of directors.


      The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock will be required to adopt Proposal 2 (relating to the change of the Company's name), and abstentions and broker non-votes will have the same effect as a vote against such Proposal. The affirmative vote of the holders of at least a majority of the shares of Common Stock present at the Annual Meeting will be required to adopt Proposal 3 (relating to the Company's Stock Option Plan) and Proposal 4 (relating to the Company's Employee Stock Purchase Plan), and abstentions and broker non-votes will have the same effect as a vote against such Proposals.


INDEPENDENT AUDITORS

     The accounting firm of Deloitte & Touche served as the Company's independent auditors for the fiscal year ended December 31, 1994. Because the Acquisition was completed this month, the Company has not yet selected its auditors for the current year.

     The Company expects representatives of Deloitte & Touche to attend the Annual Meeting, to be available to respond to appropriate questions from shareholders and to have the opportunity to make a statement if they so desire.

SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING


     Proposals intended to be presented by shareholders at the 1996 Annual Meeting of Shareholders must be received by the Company not later than December 30, 1995, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal should be communicated in writing to the Secretary of the Company at the address indicated above.


                         By Order of the Board of Directors,



                         ROBERT W. OLSON
                         Secretary



 Cincinnati, Ohio
 April 28, 1995

                                                                        ANNEX  A


                 AMERICAN PREMIER GROUP, INC. STOCK OPTION PLAN


1.       PURPOSES

         The American Premier Group, Inc. Stock Option Plan (the "Plan") is divided into two programs: a key employee stock option program (the "Key Employee Program") and an outside director stock option program (the "Outside Director Program").

         The purposes of the Key Employee Program are to aid American Premier Underwriters, Inc. (the "Company") and its Subsidiaries in attracting and retaining employees of outstanding competence and to enable selected key employees of the Company and any Subsidiary to acquire or increase ownership interests in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company or any Subsidiary. Consistent with these objectives, the Plan authorizes the granting to selected key employees of options to acquire shares of Company stock ("Options") pursuant to the terms and conditions hereinafter set forth. As used herein, the term "Subsidiary" means any domestic or foreign corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.

         The purposes of the Outside Director Program are to provide to each of the Outside Directors added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company. Consistent with these objectives, the Plan authorizes the automatic granting to Outside Directors of Options pursuant to the terms and conditions hereinafter set forth. As used herein, the term "Outside Director" means a member of the Board of Directors of the Company who is not an employee of the Company or a Subsidiary.

2.       EFFECTIVE DATE

         The Plan became effective on September 9, 1980 (the "Effective Date"). The Plan was assumed by the Company from its Subsidiary, American Premier Underwriters, Inc., and adopted, amended and restated, effective April 3, 1995, subject to approval at the 1995 Annual Meeting of Shareholders by the affirmative vote of shareholders entitled to cast at least the majority of the total number of votes represented (a quorum being present) at such Annual Meeting.

3.       ADMINISTRATION

         (a) The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board of Directors"), consisting of at least two directors designated by the Board of Directors (the "Committee"), each of whom shall be a "disinterested person" as defined in Rule 16b-3(c)(2) under the Securities Exchange Act of 1934, as from time to time amended. All Committee members shall serve, and may be removed, at the pleasure of the Board of Directors.

         (b) For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of such members of the Committee, shall be the acts of the Committee.

        (c) Subject to the express provisions of the Key Employee Program, the Committee shall have full and final authority to decide when Options will be granted under the Key Employee Program, to select the key employees to whom the Options will be granted, and to determine the number of Shares (as defined in Paragraph 4 hereof) to be covered by each Option, the price at which such Shares may be purchased and other terms and conditions of such purchase. In making these determinations, the Committee may take into account the key employee's present and potential contributions to the Company's or a Subsidiary's success and any other factors which the Committee may deem relevant.

         (d) The Committee shall have no authority or discretion or power to select the participants who will receive Options under the Outside Director Program, to set the number of Shares to be covered by each Option under the Outside Director Program, or to set the Option price or the period within which the Options granted under the Outside Director Program may be exercised or to alter any other terms or conditions specified in the Outside Director Program.

         (e) Subject to the express provisions of the Plan, and, in particular, the limitations set forth in Paragraph 3(d) hereof, the Committee shall have full authority to interpret the Plan and any stock option agreements evidencing Options granted hereunder, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan.
All determinations, interpretations and constructions made by the Committee pursuant to this Paragraph 3 shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any Option granted hereunder.

4.       OPTION SHARES

         (a) The stock subject to the Options granted under the Plan shall be shares of Common Stock, $l.00 par value, of the Company ("Shares") and except as otherwise required by Subparagraph (b) of this Paragraph 4, the aggregate number of Shares with respect to which Options may be granted under the Plan shall not exceed 13,237,163 Shares, consisting of 9,237,613 shares with respect to which Options had been exercised or were outstanding as of April 3, 1995 plus 4,000,000 Shares with respect to which Options may be granted after April 3, 1995, provided, however, that Options to acquire no more than 250,000 Shares may be granted pursuant to the Outside Director Program. Options to acquire no more than 500,000 Shares may be granted to any participant in the Plan in any twelve-month period, except as otherwise required by Subparagraph (b) of this Paragraph 4. If an Option expires, terminates, or is otherwise surrendered, in whole or in part, the Shares allocable to the unexercised portion of such Option shall again become available for grants of Options under the Plan. As determined from time to time by the Board of Directors, the Shares available under the Plan for grants of Options may consist either in whole or in part of authorized but unissued Shares or Shares which have been reacquired by the Company or a Subsidiary following original issuance.

         (b) The aggregate number of Shares purchasable under Options pursuant to the provisions of the Plan and the number of Shares and the Option price for Shares covered by each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any stock dividend, stock split or similar event, any other capital adjustment (including a reclassification of Shares or recapitalization or reorganization of the Company), or the distribution to holders of Shares of rights, warrants, assets or evidences of indebtedness (other than regular cash dividends) in such manner as the Committee in its sole judgment determines to be equitable.

5.       KEY EMPLOYEE PROGRAM

         The provisions of this Paragraph 5 are applicable only to Options granted pursuant to the Key Employee Program and Options to key employees shall be granted only in accordance with the provisions of this Paragraph 5.

         (a) Effective Date. The Key Employee Program became effective on September 9, 1980.

         (b) Eligibility. Grants of Options under the Key Employee Program shall be confined to key employees of the Company or a Subsidiary (including officers and directors who are also employees of the Company or a Subsidiary) who can make a meaningful contribution to the Company's or Subsidiary's success; provided, however, that no Option under the Key Employee Program shall be granted to any member of the Committee.

         (c)     Incentive and Non-Incentive Options.

                 (i) Subject to the provisions of Paragraphs 5(c)(ii) and 5(e), Options granted under the Key Employee Program shall be designated either (A) "Incentive Options" (which term, as used herein, shall mean stock options intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or (B) "Non-Incentive Options" (which term, as used herein, shall mean stock options not intended to be "incentive stock options" within the meaning of said Section 422). In the case of Options granted prior to January 1, 1987, the aggregate fair market value of the Shares (determined as of the date the Option is granted) for which an Optionee may, in any calendar year, be granted "incentive stock options" under this Key Employee Program and all other option plans of the Company and its subsidiaries (and any other corporation that may become a "parent corporation" of the Company within the meaning of Section 424(e) of the Code) shall not exceed $100,000 plus any applicable unused limit carryover to such calendar year. In the case of Options granted after December 31, 1986, the preceding sentence shall not apply. The limitations of the preceding sentences shall not apply to the grant of Options designated Non-Incentive Options under the Plan.

                 For purposes of the Key Employee Program: (1) the "fair market value" of a Share shall be the mean between the high and the low prices of the Shares on such date on the New York Stock Exchange Composite Tape (or the principal market in which the Shares are traded, if the Shares are not listed on that Exchange on such date) or, if the Shares were not traded on such date, the mean between the high and the low prices of the Shares on the next preceding trading day during which the Shares were traded, (2) the "fair market value" of any other stock shall be such amount as determined by the Committee in accordance with the provisions of the Code and the Income Tax Regulations thereunder then in effect with respect to "incentive stock options" and (3) the "unused limit carryover" from a calendar year shall be 1/2 of the amount (determined as of the time the option is granted) by which $100,000 exceeds the aggregate fair market value of the stock for which an Optionee (as defined in Paragraph 5(d) below) was granted "incentive stock options" (within the meaning of said
         Section 422) in such calendar year under all plans of the Company and its Subsidiaries (and any corporation that may become a "parent corporation" of the Company within the meaning of Section 424(e) of the Code), provided that there will be no unused limit carryover from any calendar year prior to 1981.

                 No Incentive Option may be granted to any individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (or any corporation that is a "parent corporation" of the Company (within the meaning of Section 424(e) of the Code)).

                 To the extent that any provisions of the Key Employee Program relate to Incentive Options, such provisions shall be interpreted in a manner consistent with the requirements of Section 422 of the Code, so that Incentive Options will qualify as "incentive stock options" under said Section 422.

                 (ii) Each Option granted under the Key Employee Program prior to January 1, 1982 shall (A), if the aggregate fair market value of the Shares covered thereby shall be $100,000 or less, be designated an Incentive Option or (B), if the aggregate fair market value of the Shares covered thereby shall exceed $100,000, be split into (1) an Incentive Option for Shares having an aggregate fair market value as close as practicable to, but not exceeding, $100,000 and (2) a Non-Incentive Option for the remaining Shares which are not covered by the Incentive Option; provided that the Optionee shall, prior to August 13, 1982, have entered into an amended stock option agreement (or, if the Optionee's Option shall have been split as aforesaid, separate amended stock option agreements) with the Company providing for Incentive and Non-Incentive Options as aforesaid. In the event that the Optionee shall not have entered into an amended stock option agreement (or agreements) prior to August 13, 1982, any Option granted to such Optionee prior to January 1, 1982 shall be a Non-Incentive Option.

         (d)     Terms and Conditions of Options Granted to Key Employees.

         Each Option granted pursuant to the Key Employee Program shall be evidenced by a written stock option agreement between the Company and the key employee to whom the Option is granted (the "Optionee") in such form or forms as the Committee, from time to time, shall prescribe, which agreements need not be identical to each other but shall comply, inter alia, with and be subject to the terms and conditions of this Paragraph 5(d). In addition, the Committee may, in its absolute discretion, include in any such stock option agreement other terms, conditions and provisions that are not inconsistent with the express provisions of the Key Employee Program. Separate forms of stock option agreements shall be used to evidence Incentive Options and Non-Incentive Options.

                 (i) Option Price. The price at which each Share may be purchased pursuant to an Option granted under the Key Employee Program shall be not less than 100% of the higher of the "fair market value" for each such Share (A) on the date the Committee approves the granting of such Option (the "Date of Grant") or (B) on a future date if such is fixed on the Date of Grant by the Committee, and in no event shall such price be less than the par value of such Shares. The "fair market value" of the Shares on any date shall be the mean between the high and the low prices of the Shares on such date on the

         New York Stock Exchange Composite Tape (or the principal market in which the Shares are traded, if the Shares are not listed on that Exchange on such date), or if the Shares were not traded on such date, the mean between the high and the low prices of the Shares on the next preceding trading day during which the Shares were traded. Anything contained in this Subparagraph (i) of Paragraph 5(d) to the contrary notwithstanding, in the event that the number of Shares subject to any Option is adjusted pursuant to Paragraph 4(b) hereof, a corresponding adjustment shall be made in the price at which the Shares subject to such Option may thereafter be purchased.

                 (ii) Duration of Options. Each Option granted under the Key Employee Program shall expire and all rights to purchase Shares pursuant thereto shall cease on the date (the "Expiration Date") which shall be the tenth anniversary of the Date of Grant of the Option; provided, however, that the Expiration Date of any Non-Incentive Option granted on or after May 17, 1984 shall be the third day after the tenth anniversary of the Date of Grant of such Non-Incentive Option; provided, further, that the Committee may specify for any Option on the Date of Grant of the Option any shorter period than the foregoing.

                 (iii) Vesting of Options. Each Option granted hereunder may only be exercised to the extent that the Optionee is vested in such Option. An Optionee shall vest separately in each Option granted hereunder in accordance with a schedule determined by the Committee in its sole discretion, which will be appended to the stock option agreement. In the absence of any special circumstances, the Committee will cause the Options to vest in accordance with the following schedule:

                          Number of years the Optionee
                           has remained in the employ                       Extent to which
                         of the Company or a Subsidiary                      the Option is
                        following the grant of the Option                        vested
                        ---------------------------------                   -------------------
                           Under one                                                  0%
                           At least one but less than two                            20%
                           At least two but less than three                          40%
                           At least three but less than four                         60%
                           At least four but less than five                          80%
                           Five or more                                             100%

                 In the event that an Incentive Option and a Non-Incentive Option have been granted simultaneously to an Optionee, they shall be considered a single Option for (but only for) purposes of the foregoing schedule and the portion thereof attributable to the Incentive Option shall vest in accordance with such schedule before any of the portion attributable to the Non-Incentive Option shall vest. Anything contained in this Subparagraph (iii) of Paragraph 5(d) to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Options upon his or her termination of employment with the Company or a Subsidiary for reasons of death, Disability or Retirement (as defined in Subparagraph (v)(D) of this Paragraph 5(d)); upon his or her termination of employment by the Company or a Subsidiary for a reason other than discharge for cause within one year of the merger of the Company into, consolidation of the Company with, or sale or transfer of all or substantially all the Company's assets to, another corporation or the acquisition of effective voting control of the Company by any individual or company or by any individuals or companies acting in concert (a good faith determination by the Board of Directors that such control has been acquired shall be final and conclusive); if in the sole discretion of the Committee, the Committee determines that acceleration of the Option vesting schedule would be desirable for the Company; or if such Options vest pursuant to Paragraph 7 of the Plan.

                 (iv) Exercise of Options. A person entitled to exercise an Option may exercise it in whole at any time, or in part from time to time, by delivering to the Secretary of the Company written notice specifying the number of Shares with respect to which the Option is being exercised, together with payment in full of the purchase price of such Shares plus any applicable federal, state or local taxes for which the Company (or a Subsidiary) has a withholding obligation in connection with such exercise. Such payment shall be made in whole or in part (A) in cash or by certified check or bank draft to the order of the Company, (B) in the case of either an Incentive Option granted after March 23, 1983 which so provides at the time of grant or any Non-Incentive Option, by personal check or money market check to the order of the Company or the exchange of Common Stock of the Company acquired by the person entitled to exercise the Option more than 6 months prior to the date of exercise and having a "fair market value" on the date of exercise at least equal to the price for which the Shares may be purchased pursuant to the Option plus any applicable federal, state or local taxes for which the Company (or a Subsidiary) has a withholding obligation as noted above (including any such taxes with respect to income recognized by the Optionee upon the disposition of the Common Stock of the Company used to effect such exchange), or (C) in the case of either an Incentive Option granted on or after January 26, 1984 which so provides at the time of grant or any Non-Incentive Option, by a promissory note payable to the Company but only in accordance with the provisions of, and from a person otherwise eligible under, the Company's Stock Option Loan Program, or any successor program, as in effect from time to time (the "Loan Program"), (1) in a principal amount up to 100% of the payment or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program and (2) bearing interest at a rate not less than the applicable test rate prescribed under Section 483 of the Code, or any successor provision, or such higher rate as may be specified by the Committee pursuant to the Loan Program. Notwithstanding the foregoing, the Committee may, in its sole discretion, authorize such payment, in whole or in part, in any other form. Each Incentive Option granted under the Plan before January 1, 1987 shall by its terms provide that it may not be exercised while there is outstanding any "incentive stock option" (within the meaning of Section 422 of the Code) which was granted to the Optionee at any earlier time to purchase stock in the Company or in a corporation which, at the time of the granting of such Incentive Option, is a Subsidiary (or a corporation that is a "parent corporation" of the Company within the meaning of Section 424(e) of the Code) or in a predecessor corporation of any such corporation. For purposes of the preceding sentence, any "incentive stock option" (within the meaning of Section 422 of the Code) which has not been exercised in full (including an "incentive stock option" which has been "modified," within the meaning of Section 424(h)(3) of the Code, prior to being exercised in full) shall be considered outstanding until the expiration of the period during which under its initial terms it could have been exercised.

                 (v) Termination of Employment. Unless otherwise determined by the Committee, the following rules shall apply in the event of an Optionee's termination of employment with the Company or a
         Subsidiary:

                          (A) Except as provided in Subparagraph (v)(G) hereof, in the event of an Optionee's termination of employment with the Company or a Subsidiary either (1) for cause or (2) voluntarily on the part of the Optionee and without the written consent of the Company, his or her Option shall immediately terminate.

                        (B) In the event of an Optionee's termination of
                 employment with the Company or a Subsidiary under circumstances other than those specified in Subparagraph
                 (v)(A) hereof and for reasons other than death, Disability or Retirement (as defined in Subparagraph (v)(D) hereof), such Option shall terminate on the date which is 90 days from the date of such termination of employment or on its Expiration Date, whichever shall first occur, provided, however, that if
                 (x) the Optionee is a former officer of the Company subject to the provisions of Section 16(a) of the Securities Exchange Act of 1934 and (y) such Option is an Incentive Option granted on or after March 28, 1985 or a Non-Incentive Option, such Option shall terminate on (1) the date which is the later of (a) 90 days from the date of such termination of employment or (b) six months and ten days after such officer's last purchase or sale of Shares prior to his or her ceasing to be such an officer or (2) its Expiration Date, which ever shall first occur, and provided further that the Committee may, in its sole discretion if determined by the Committee that it would be desirable for the Company, fix a date for termination of such Option which is not later than the third anniversary of such termination of employment or on its Expiration Date, whichever shall first occur.

                          (C) In the event of the death of an Optionee and
                 either while he or she is employed by the Company or a Subsidiary or, if Subparagraph (v)(B) or (v)(D) hereof is applicable, during a period of time following his or her termination of employment, such Option shall terminate on the first anniversary of the Optionee's death or on its Expiration Date, whichever shall first occur.

                          (D) In the event of the Optionee's termination of
                 employment with the Company or a Subsidiary for reasons of the inability, due to mental or physical infirmity, of the Optionee to discharge the regular responsibilities and duties of his or her employment with the Company or a Subsidiary, as the case may be ("Disability"), or for reasons of termination of employment other than discharge for cause (1) at or after age 65 or (2) before age 65 provided the Optionee has at the time of such termination satisfied the age and vesting requirements for normal or early retirement pursuant to the terms of any "defined benefit plan" (as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any successor provision) maintained by the Company or a Subsidiary (including the American Premier Underwriters, Inc. Retirement Income Guarantee Plan and any similar Subsidiary plans) in which the Optionee participates or (3), if the Optionee does not participate at the time of such termination in such a "defined benefit plan," at or after age 55 and before age 65 provided the Optionee has been employed by the Company or any of its Subsidiaries for at least five full years (any of which terminations shall constitute "Retirement"), such Option shall terminate on the date which is two years after the date of such termination of employment or on its Expiration Date, whichever shall first occur.

                          (E) An Optionee's transfer of employment between the
                 Company and a Subsidiary or between Subsidiaries shall not constitute a termination of employment and the Committee shall determine in each case whether an authorized leave of absence for military service or otherwise shall constitute a termination of employment.

                          (F) For purposes of this Subparagraph (v) of
                 Paragraph 5(d), employment with any corporation that is a "parent corporation" of the Company (within the meaning of Section 424(e) of the Code) shall be treated in the same manner as employment with a Subsidiary and, with respect to any Incentive Option, the term "employment" shall be defined in accordance with Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

                (vi) Surrender of Options. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Optionee under this Key Employee Program of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of this Key Employee Program without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered except as provided in the final proviso in Paragraph 5(d)(iv) above.

6.       OUTSIDE DIRECTOR PROGRAM

         The provisions of this Paragraph 6 are applicable only to Options granted pursuant to the Outside Director Program and Options to Outside Directors shall be granted only in accordance with the provisions of this Paragraph 6.

         (a) Effective Date. The Outside Director Program became effective on October 27, 1988.

         (b)     Terms and Conditions of Options Granted to Outside Directors.

         Each Option granted pursuant to the Outside Director Program shall be evidenced by a written stock option agreement between the Company and the Outside Director to whom the Option is granted (the "Optionee") in such form or forms as the Committee, from time to time, shall prescribe, which agreements need not be identical to each other but shall comply, inter alia, with and be subject to the terms and conditions of this Paragraph 6(b). In addition, the Committee may, in its absolute discretion, but subject to the provisions of Paragraph 3(d), include in any such stock option agreement other terms, conditions and provisions that are not inconsistent with the express provisions of the Outside Director Program.

                 (i) Initial Automatic Grant. Each Outside Director shall be granted an Option designated a Non-Incentive Option for 5,000 Shares on the later of (A) October 27, 1988 or (B) the effective date of such Outside Director's initial election as a member of the Board of Directors. Such grant shall occur automatically without any further action by the Board of Directors.

                 (ii) Subsequent Automatic Annual Grant. On each June 1 occurring prior to the termination of the Plan, beginning June 1, 1989, each Outside Director who is in office on such June 1 shall be granted an Option designated a Non-Incentive Option for 1,000 Shares automatically without any further action by the Board of Directors.

                 (iii) Option Price. The price at which each Share may be purchased pursuant to an Option granted under the Outside Director Program shall be equal to the "fair market value" for each such Share as of the date on which the Option is granted (the "Date of Grant"), but in no event shall such price be less than the par value of such Shares. The "fair market value" of the Shares on any date shall be the mean between the high and the low prices of the Shares on such date on the New York Stock Exchange Composite Tape (or the principal market in which the Shares are traded, if the Shares are not listed on that Exchange on such date), or if the Shares were not traded on such date, the mean between the high and the low prices of the Shares on the next preceding trading day during which the Shares were traded. Anything contained in this Subparagraph (iii) of Paragraph 6(b) to the contrary notwithstanding, in the event that the number of Shares subject to any Option is adjusted pursuant to Paragraph 4(b) hereof, a corresponding adjustment shall be made in the price at which the Shares subject to such Option may thereafter be purchased.

                 (iv) Duration of Options. Each Option granted under the Outside Director Program shall expire and all rights to purchase Shares pursuant thereto shall cease on the date (the "Expiration Date") which shall be the third day after the tenth anniversary of the Date of Grant of such Option.

                 (v) Vesting of Options. Each Option granted under the Outside Director Program shall be fully exercisable and vested as of the Date of Grant.

                 (vi) Exercise of Options. A person entitled to exercise an Option may exercise it in whole at any time, or in part from time to time, by delivering to the Secretary of the Company written notice specifying the number of Shares with respect to which the Option is being exercised, together with payment in full of the purchase price of such Shares plus any applicable federal, state or local taxes for which the Company (or a Subsidiary) has a withholding obligation in connection with such exercise. Such payment shall be made in whole or in part (A) in cash or by personal check, money market check, certified check or bank draft to the order of the Company, (B) by the exchange of Common Stock of the Company acquired by the person entitled to exercise the Option more than 6 months prior to the date of exercise and having a "fair market value" on the date of exercise at least equal to the price for which the Shares may be purchased pursuant to the Option plus any applicable federal, state or local taxes for which the Company (or a Subsidiary) has a withholding obligation as noted above (including any such taxes with respect to income recognized by the Optionee upon the disposition of the Common Stock of the Company used to effect such exchange), or (C) by a promissory note payable to the Company, but only in accordance with the provisions of, and from a person otherwise eligible under, the Loan Program (1) in principal amount up to 100% of the payment or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program and (2) bearing interest at a rate not less than the applicable test rate prescribed under Section 483 of the Code, or any successor provision, or such higher rate as may be specified by the Committee pursuant to the Loan Program. Notwithstanding the foregoing, the Committee may, in its sole discretion, authorize such payment, in whole or in part, in any other form.

                 (vii) Termination of Service. In the event of an Outside Director's termination of service as a member of the Board of Directors for any reason, his or her Option(s) granted pursuant to the Outside Director Program shall terminate on (A) the date which is the later of (1) 90 days from the date of such termination of service or
         (2) six months and ten days after such Outside Director's last purchase or sale of Shares prior to his or her ceasing to be a member of the Board of Directors or (B) its Expiration Date, whichever shall first occur.

                 (viii) Terms Control. Except as expressly provided in this Paragraph 6, grants of Options made pursuant to this Paragraph 6 shall be subject to the terms and conditions of the Plan; however, if there is a conflict between the terms and conditions of the Plan and this Paragraph 6, then the terms and conditions of this Paragraph 6 shall control.

7.       MERGER, CONSOLIDATION, ETC.

         In the event that the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than 40 days prior to the anticipated
effective date of the proposed transaction, and his or her Option       shall
become fully (100%) vested and, prior to a date specified in such notice, which shall be not more than 10 days prior to the anticipated effective date of the proposed transaction, each Optionee shall have the right to exercise his or her Option to purchase any or all Shares then subject to such Option, including those, if any, which by reason of other provisions of the Plan have not then become available for purchase. Each Optionee, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Optionee need not make payment for the Shares to be purchased upon exercise of such Option until 5 days after written notice by the Company to such Optionee that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (a) any Shares not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (b) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Paragraph 7, such vesting shall be deemed annulled, and the vesting schedule set forth in Subparagraph (iii) of Paragraph 5(d) shall be reinstituted, as of the date of such abandonment.

8.       NONTRANSFERABILITY

         Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

9.       NO RIGHTS AS STOCKHOLDER OR TO CONTINUED EMPLOYMENT

         No Optionee shall have any rights as a stockholder of the Company with respect to any Shares prior to the date of issuance to him or her of the certificate or certificates for such Shares and neither the Plan nor any Option granted under the Plan shall confer upon an Optionee any right to continuance of employment by the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate the employment of such Optionee.

10.      ISSUANCE OF SHARES; RESTRICTIONS

         (a) Subject to the conditions and restrictions provided in this Paragraph 10, the Company shall, within twenty business days after an Option has been duly exercised in whole or in part, deliver to the person who exercised the Option a certificate, registered in the name of such person, for the number of Shares with respect to which the Option has been exercised. The Company may legend any stock certificate issued hereunder to reflect any restrictions provided for in this Paragraph 10.

        (b) Unless the Shares subject to Options granted under the Plan have been registered under the Securities Act of 1933, as amended (the "Act"), (and, in the case of any Optionee who may be deemed an "affiliate" of the Company as defined in Rule 405 under the Act, such Shares have been registered under the Act for resale by such Optionee), or the Company has determined that an exemption from registration is available, the Company may require prior to and as a condition of the issuance of any Shares that the person exercising an Option hereunder furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring said Shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof and that such person will not dispose of any of such Shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the Shares are registered under the Act or the Company is satisfied that an exemption for such registration is available.

         (c) Anything contained herein to the contrary notwithstanding, the Company shall not be obligated to sell or issue any Shares under the Plan unless and until the Company is satisfied that such sale or issuance complies with (i) all applicable requirements of the New York Stock Exchange (or the governing body of the principal market in which such Shares are traded, if such Shares are not then listed on that Exchange), (ii) all applicable provisions of the Act and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

         (d) Separate Share certificates shall be issued upon the simultaneous exercise of Incentive Options and Non-Incentive Options.

         (e) Each Incentive Option shall require the Optionee to agree that if he shall make a disposition (within the meaning of Section 424(c) of the Code and the rules and regulations thereunder) of any Shares covered by such Incentive Option within one year after the date of transfer to him of such Shares or within two years from the date of grant of such Incentive Option, then in either such event the Optionee shall promptly notify the Company, by delivery of written notice to the Secretary of the Company, of (i) the date of such disposition, (ii) the number of Shares covered by such Incentive Option which were disposed of and (iii) the price at which such Shares were disposed of or the amount of any other consideration received on such disposition. Each Incentive Option granted under the Plan shall authorize the Company (or a Subsidiary) to make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the exercise of such Incentive Option or the disposition of Shares acquired upon exercise of such Incentive Option.

11.      SUBSTITUTE OPTIONS

         Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under the Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or a Subsidiary. The terms, provisions and benefits to Optionees of such substitute Options shall in all respects be identical to the terms, provisions and benefits to optionees of the options of the other corporation on the date of substitution, except that such substitute Options shall provide for the purchase of Shares of the Company instead of shares of such other corporation.

12.      TERM OF THE PLAN

         Unless the Plan has been sooner terminated pursuant to Paragraph 13 hereof, the Plan shall terminate on, and no Options shall be granted after, September 9, 2000. The provisions of the Plan, however, shall continue thereafter to govern all Options theretofore granted, until the exercise, expiration or cancellation of such Options.

13.      AMENDMENT AND TERMINATION OF PLAN

        The Board of Directors at any time may terminate the Plan or amend it from time to time in such respects as it deems desirable; provided that, without the further approval of the shareholders of the Company by the affirmative vote of shareholders entitled to cast at least the majority of the total number of votes represented (a quorum being present) at a meeting of shareholders of the Company, no amendment shall (i) increase the maximum aggregate number of Shares with respect to which Options may be granted under the Plan, (ii) change the Option price provided for in Paragraphs 5(d)(i) and 6(b)(iii) hereof, or (iii) change the eligibility provisions of Paragraphs 5(b) and 6 hereof; provided further that the provisions of the Plan applicable to the Outside Director Program may not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder; and provided moreover that, subject to the provisions of Paragraph 10 hereof, no termination of or amendment to the Plan shall adversely affect the rights of an Optionee or other person holding an Option theretofore granted hereunder without the consent of such Optionee or other person, as the case may be.

                                                                         ANNEX B



           AMERICAN PREMIER GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN



1.       PURPOSE

         The purpose of the American Premier Group, Inc. Employee Stock Purchase Plan (the "Plan") is to enable employees of American Premier Group, Inc. (the "Company") and its Subsidiaries to acquire or increase ownership interests in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company and its Subsidiaries. This is to be done by providing employees a continued opportunity to purchase shares of the Company's Common Stock, $1.00 par value ("Shares"), from the Company through periodic offerings commencing June 1, 1990 or as soon as practicable thereafter (the "Effective Date"). For this purpose, except as otherwise provided in
Section 18, the maximum aggregate number of Shares which Participating Employees (defined in Section 4 below) may purchase under the Plan is 3,000,000.

         The Plan is intended to comply with the provisions of
section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be administered, interpreted and construed accordingly.

2.       ADMINISTRATION

         (a) The Plan shall be administered by a committee of the Board of Directors designated by the Board of Directors (the "Committee"), consisting of at least two directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3(c)(2) under the Securities Exchange Act of 1934, as from time to time amended. All Committee members shall serve, and may be removed, at the pleasure of the Board of Directors.

         (b) For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of such members of the Committee, shall be the acts of the Committee.

         (c) Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee pursuant to this Section shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

         (d) The Committee will engage a bank trust department or other financial institution as agent (the "Agent") to perform custodial and record-keeping functions for the Plan, such as holding record title to the participating employees' Share certificates, maintaining an individual investment account for each such employee and providing periodic account status reports to such employees.

         (e) The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company.

3.       ELIGIBLE EMPLOYEES

         All employees of the Company, and of such of its Subsidiaries as may be designated for such purpose from time to time by the Committee, shall be eligible to participate in the Plan, provided each of such employees:

         (a) has been employed by the Company or any of its Subsidiaries for at least three months,

         (b)  is customarily employed for more than 20 hours per week,

         (c) is customarily employed for more than five months per calendar year, and

         (d) does not own, immediately after the right to purchase Shares under the Plan is granted, stock possessing

5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. In determining stock ownership for purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

         The term "Subsidiary" as used in the Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and such term shall also include any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

         For purposes of this Section, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations). Employees eligible to participate in the Plan pursuant to the provisions of this Section are hereinafter referred to as "Eligible Employees."

4.       ELECTION TO PARTICIPATE

         Each Eligible Employee may participate in the Plan by filing with the Company an election to purchase form (the "Form") authorizing specified regular
payroll deductions.   Eligible Employees who so elect to participate in the
Plan are hereinafter referred to as "Participating Employees." The Form must specify the date on which such deduction is to commence, which may not be retroactive. Payroll deductions may be in any amount, but not less than $10 per payroll period, specified by the Participating Employee up to 25% (or such lower percentage as may be specified by the Committee) of the Participating Employee's annual rate of base compensation (as defined by the Committee) in effect at the time of his filing of the Form. All regular payroll deductions shall be recorded in a non-interest bearing account which the Company (or the Subsidiary which employs the Participating Employee) shall establish for Participating Employees (the "Payroll Deduction Account").

         All funds recorded in Payroll Deduction Accounts may be used by the Company and its Subsidiaries for any corporate purpose, subject to the right of a Participating Employee to withdraw at any time an amount equal to the balance accumulated in his or her Payroll Deduction Account as described in
Section 7 below. Funds recorded in Payroll Deduction Accounts shall not be required to be segregated from any funds of the Company or any of its Subsidiaries.

5.       DEDUCTION CHANGES

         A Participating Employee may at any time increase or decrease his or her payroll deduction by filing a new Form. The change may not become effective sooner than the next pay period after receipt of the Form. A payroll deduction change (which shall include any increase or decrease) may not be made more than twice during any calendar year.

6.       LIMITATION ON PURCHASE OF SHARES

         No employee may be granted a right to purchase Shares under this Plan, and any other stock purchase plan of the Company and its Subsidiaries under section 423 of the Code, at a rate which exceeds $25,000 of the fair market value of such Shares (determined on the date of purchase of the Shares) for each calendar year.

         The foregoing limitation shall be interpreted by the Committee in accordance with applicable rules and regulations issued under the Code.

7.       WITHDRAWAL OF FUNDS

         A Participating Employee may at any time prior to a Purchase Date (defined in Section 8 below) and for any reason withdraw from participation in the Plan, in which case the entire balance accumulated in his or her Payroll Deduction Account shall be paid to him or her as soon as practicable thereafter. Partial withdrawals will not be permitted.

8.       METHOD OF PURCHASE AND INVESTMENT ACCOUNTS

         The term "Payroll Deduction Period" shall mean a period of one, two or three calendar months, as determined by the Committee. The term "Purchase Date" as used in the Plan shall mean the last business day of each Payroll Deduction Period (or as soon as practicable thereafter) commencing after the Effective Date. Each Participating Employee having funds in his or her Payroll Deduction Account on a Purchase Date shall be deemed, without any further action, to have been granted on such Purchase Date, and to have exercised on such Purchase Date, the option to purchase from the Company the number of whole and fractional Shares which the funds in his or her Payroll Deduction Account would purchase at the Purchase Price (as hereinafter defined) on such Purchase Date, subject to the Share limitation in Section 1 and the restrictions set forth in Section 6. Such option will be deemed exercised if the Participating Employee does not withdraw such funds prior to the Purchase Date. All Shares so purchased (including fractional Shares) shall be credited to a separate Investment Account established by the Agent for each Participating Employee. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until Shares are withdrawn by a Participating Employee pursuant to Section 10 below.

        All cash dividends paid with respect to the whole and fractional Shares in a Participating Employee's Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Investment Account and used, in the same manner as payroll deductions, to purchase additional Shares under the Plan on the next Purchase Date, subject to the Share limitation in
Section 1 and the restrictions set forth in Section 6. Shares so purchased shall be added to the Shares held for the Participating Employee in his or her Investment Account.

9.       PURCHASE PRICE

         The Purchase Price for each whole or fractional Share shall be 85% of the fair market value of such whole or fractional Share on the Purchase Date (as defined in Section 8 above), provided that the Purchase Price shall in no event be less than the par value of such Share.

         Fair market value shall be the mean of the high and low sales prices of such Shares on the Purchase Date on the New York Stock Exchange Composite Tape (or the principal market in which the Shares are traded, if the Shares are not listed on the New York Stock Exchange on such Date), or, if the Shares shall not have been traded on such Date, the mean of the high and low sales prices of such Shares on the next preceding day on which sales were made.

10.      WITHDRAWAL OF CERTIFICATES

        Subject to Sections 13 and 21 below, a Participating Employee shall have the right at any time to withdraw a certificate or certificates for all or a portion of the Shares credited to his or her Investment Account by giving written notice to the Company, provided, however, that (a) no such request may be made more frequently than once per calendar quarter and (b) no Participating Employee shall be entitled to receive a certificate for any fractional Share. The Company will pay any stamp taxes imposed in connection with the issuance of any certificate under the Plan.

11.      REGISTRATION OF CERTIFICATES

         Each certificate withdrawn by a Participating Employee may be registered only in the name of the Participating Employee, or, if the Participating Employee so indicated on the Participating Employee's Form, in the Participating Employee's name jointly with a member of the Participating Employee's family, with right of survivorship. A Participating Employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participating Employee's name as tenant in common or as community property with a member of the Participating Employee's family, without right of survivorship.

12.      VOTING

         The Agent shall vote all Shares held in an Investment Account in accordance with the Participating Employee's instructions.

13.      LIMITATION ON RESALE

        Notwithstanding anything in the Plan to the contrary, if any Participating Employee sells any Share purchased under the Plan (or withdraws any certificate representing such Share) during the first year following the date of purchase of such Share, such Participating Employee shall not be eligible to make further purchases under the Plan, or to have payroll deductions made for such purpose, for a period of one year after such sale (or for such shorter period, if any, as the Committee shall have established).

14.      RIGHTS ON RETIREMENT, DEATH OR OTHER TERMINATION OF
         EMPLOYMENT

         In the event of a Participating Employee's retirement, death or other termination of employment, or in the event that a Participating Employee otherwise ceases to be an Eligible Employee, (a) no payroll deduction shall be taken from any pay due and owing to the Participating Employee thereafter, and the balance in the Participating Employee's Payroll Deduction Account shall be paid to the Participating Employee or, in the event of the Participating Employee's death, to his or her designated beneficiary under the Plan (and, if none, then to his or her estate) and (b) a certificate for the full Shares credited to the Participating Employee's Investment Account will be forwarded to the Participating Employee (or, in the case of his or her death, such beneficiary or estate) and any fractional Share interest held in such Investment Account will be disposed of and the proceeds, less any selling expenses, will be remitted to the Participating Employee (or, in the case of his or her death, such beneficiary or estate).

15.      RIGHTS NOT TRANSFERABLE

         Rights under the Plan are not transferable by a Participating
Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1934, as amended, or the rules thereunder, and are exercisable during the employee's lifetime only by the employee.

16.      NO RIGHT TO CONTINUED EMPLOYMENT

         Neither the Plan nor any right granted under the Plan shall confer upon any Participating Employee any right to continuance of employment with the Company or any Subsidiary, or interfere in any way with the right of the Company or Subsidiary to terminate the employment of such Participating Employee.

17.      APPLICATION OF FUNDS

         All funds received or held by the Company under this Plan may be used for any corporate purpose.

18.      ADJUSTMENT IN CASE OF CHANGES AFFECTING SHARES

         In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limitation set forth in Section 1 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in section 424(a) of the Code), such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of section 424 of the Code.

19.      AMENDMENT OF THE PLAN

        The Board of Directors may at any time, or from time to time, amend
this Plan in any respect, except that, without   approval by the shareholders
of the Company entitled to cast at least the majority of the total number of votes represented (a quorum being present), no amendment shall be made (i) increasing the maximum aggregate number of Shares which may be purchased by Participating Employees under this Plan other than as provided in Section 18 or
(ii) changing the designation of employees eligible to participate in the Plan.

20.      TERMINATION OF THE PLAN

         The Plan and all rights of employees under any offering hereunder shall terminate:

         (a) on the day that Participating Employees become entitled to purchase a number of Shares greater than the number of Shares remaining available for purchase in accordance with Section 1, as adjusted by

Section 18. If the number of Shares so purchasable is greater than the Shares remaining available, the available Shares shall be allocated by the Committee among such Participating Employees on a pro rata basis; or

         (b)  at any time at the discretion of the Board of Directors.

         Upon termination of this Plan (i) all amounts in the Payroll Deduction Accounts of Participating Employees shall be carried forward into the Participating Employee's Payroll Deduction Account under a successor plan, if any, or promptly refunded, (ii) all certificates for the full Shares credited to a Participating Employee's Investment Account shall be forwarded to him or her and (iii) any fractional Share interest held in a Participating Employee's Investment Account shall be disposed of and the proceeds, less any selling expenses, shall be remitted to him or her. The Board of Directors shall have the right to suspend the Plan at any time.

21.      GOVERNMENTAL REGULATIONS

         (a) Anything contained in the Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Shares or certificates under the Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the New York Stock Exchange (or the governing body of the principal market in which such Shares are traded, if such Shares are not then listed on that Exchange), (ii) all applicable provisions of the Securities Act of 1933 and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

         (b) The Company (or a Subsidiary) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

22.      SOURCE OF SHARES

        Shares to be purchased from the Company under the Plan shall be (a) previously acquired treasury Shares or (b) authorized but unissued Shares. Notwithstanding anything to the contrary in this Plan, if and to the extent authorized by the Committee, the Agent may make purchases of Shares on behalf of Participating Employees under the Plan through market transactions rather than purchases from the Company.

23.      REPURCHASE OF SHARES

         The Company shall not be required to repurchase from any Participating Employee any Shares which such Participating Employee acquires under the Plan.

                          AMERICAN PREMIER GROUP, INC.
                                  COMMON STOCK
         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL
                            MEETING ON JUNE 6, 1995


Registration Name and Address                              PROXY


The undersigned appoints James E. Evans, Neil M. Hahl and Robert W. Olson, and each of them, attorneys and proxies, with the power of substitution to each, to vote all shares of Common Stock of American Premier Group, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on JUNE 6, 1995, at 10:30 A.M., local time, at The Cincinnatian Hotel, 601 Vine Street, Cincinnati, Ohio, and (if cumulative voting is invoked by a shareholder through proper notice to the Company) at their discretion to cumulate votes in the election of directors, on the proposals set forth below and on such other matters as may properly come before the meeting or any adjournment thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED BELOW. UNLESS A CONTRARY DIRECTION IS INDICATED, THE
PROXY HOLDERS WILL, EXCEPT TO THE EXTENT THEY EXERCISE THEIR DISCRETION TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, VOTE SUCH SHARES "FOR" EACH OF
THE FOUR PROPOSALS SET FORTH BELOW. IF CUMULATIVE VOTING IS INVOKED BY A SHAREHOLDER THROUGH PROPER NOTICE TO THE COMPANY, UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL GIVE THE PROXY HOLDERS NAMED ABOVE AUTHORITY,
IN THEIR DISCRETION, TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED IN RESPECT OF THE SHARES REPRESENTED BY THIS PROXY AND ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE OF THE NOMINEES FOR DIRECTOR, IF ANY SITUATION ARISES WHICH, IN THE OPINION OF THE PROXY HOLDERS, MAKES SUCH ACTION NECESSARY OR DESIRABLE. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE MEETING, SUCH SHARES SHALL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS NAMED ABOVE.


                      The Board of Directors recommends a
                              vote FOR each of the
                              following proposals

1.       Election of directors:

         __      FOR AUTHORITY to elect            __       WITHHOLD AUTHORITY
                 the nominees listed below                  to vote for every
                 (except those whose names                  nominee listed below
                 have been crossed out)

         THEODORE H. EMMERICH     CARL H. LINDNER          S. CRAIG LINDNER
         JAMES E. EVANS           CARL H. LINDNER III      WILLIAM R. MARTIN
         THOMAS M. HUNT           KEITH E. LINDNER         ALFRED W. MARTINELLI

2. Amendment of the Articles of Incorporation to change the Company's name to "American Financial Group, Inc.".

         __ FOR           __ AGAINST               __ ABSTAIN



3. Approval of the Company's Stock Option Plan and certain amendments thereto.


         __ FOR           __ AGAINST               __ ABSTAIN


4.       Approval of the Company's Employee Stock Purchase Plan.

         __ FOR           __ AGAINST               __ ABSTAIN

- ------------------------------------------------------------------------------

DATE: _____________________________, 1995  SIGNATURE: ________________________


                                           SIGNATURE: ________________________
                                           (IF HELD JOINTLY)  IMPORTANT: PLEASE
                                           SIGN AS NAME APPEARS HEREON
                                           INDICATING, WHERE PROPER, OFFICIAL
                                           POSITION OR REPRESENTATIVE CAPACITY.
                                           EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                           GUARDIANS, ATTORNEYS AND CORPORATE
                                           OFFICERS SHOULD GIVE THEIR FULL
                                           TITLES AS SUCH.  IN CASE OF JOINT
                                           HOLDERS, ALL SHOULD SIGN.


TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.